Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268404

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 16, 2022

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2022)

2,500,000 Units

BROOKDALE SENIOR LIVING INC.

    % TANGIBLE EQUITY UNITS

We are offering 2,500,000    % tangible equity units, or “Units.” Each Unit has a stated amount of $50.00. Each Unit is comprised of (i) a prepaid stock purchase contract, and (ii) a senior amortizing note due November 15, 2025, in each case issued by us. Each amortizing note will have an initial principal amount of $         and a final installment payment date of November 15, 2025.

Unless settled earlier at your option or at our option as described herein, on November 15, 2025 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), each purchase contract will automatically settle. Until the second scheduled trading day immediately preceding November 15, 2025, you may settle your purchase contracts early only under the following circumstances: (1) on or after February 15, 2023, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common stock has been greater than or equal to 110% of the threshold appreciation price then in effect on each trading day in such 20 consecutive trading day period; (2) on or after February 15, 2023, during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” (as defined herein) per Unit for each trading day of the measurement period was less than 97% of the product of the closing price of our common stock and the maximum settlement rate on each such trading day and (y) the closing price of our common stock on each trading day of the measurement period was less than 70% of the reference price; or (3) upon the occurrence of specified corporate events. On the mandatory settlement date or, if settled early at your option in accordance with the foregoing conditions, we will deliver a number of shares of our common stock, par value $0.01 per share, per purchase contract based on the “applicable market value” (as defined herein) of our common stock as set forth below:

•	if the applicable market value is greater than or equal to the threshold appreciation price, which is $ , you will receive shares per purchase contract;

•

if the applicable market value is greater than the reference price, which is $         , but less than the threshold appreciation price, you will receive a number of shares per purchase contract having a value, based on the applicable market value, equal to $50.00; and

•	if the applicable market value is less than or equal to the reference price, you will receive shares per purchase contract.

Notwithstanding the foregoing, if a fundamental change occurs at any time prior to the second scheduled trading day immediately preceding November 15, 2025, you may settle your purchase contracts early, and if you so elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts prior to November 15, 2025 at the “early mandatory settlement rate” (as defined herein).

The amortizing notes will pay you quarterly cash installments of $         per amortizing note, which cash payment in the aggregate will be equivalent to     % per year with respect to each $50.00 stated amount of Units. The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. If we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes.

We have applied to list the Units on the New York Stock Exchange (the “NYSE”) under the symbol “BKDT,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

Our common stock is listed on the NYSE under the symbol “BKD.” On November 15, 2022, the last reported sale price of our common stock on the NYSE was $4.92 per share.

Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE $         PER UNIT

	Per Unit	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to Brookdale Senior Living Inc.	$	$

We have granted the underwriters an option to purchase, exercisable within a 30-day period, up to an additional 375,000 Units. The underwriters expect to deliver the Units to purchasers on or about November     , 2022.

Joint Book-Running Managers

BofA Securities	Barclays

The date of this prospectus supplement is November     , 2022

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the transactions contemplated herein.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 15, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 2, 2022;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May  6, 2022, August  9, 2022 and November 8, 2022, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on June 21, 2022, August 1, 2022, August 9, 2022 and October 6, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 11, 2005, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Brookdale Senior Living Inc., Attn: Secretary

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(615) 221-2250

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our assumptions or expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the impacts of the COVID-19 pandemic, including the response efforts of federal, state, and local government authorities, businesses, individuals, and us on our business, results of operations, cash flow, revenue, expenses, liquidity, and our strategic initiatives, including plans for future growth, which will depend on many factors, some of which cannot be foreseen, including the duration, severity, and breadth of the pandemic and any resurgence or variants of the disease, the impact of COVID-19 on the nation’s economy and debt and equity markets and the local economies in our markets, the development, availability, utilization, and efficacy of COVID-19 testing, therapeutic agents, and vaccines and the prioritization of such resources among businesses and demographic groups, government financial and regulatory relief efforts that may become available to business and individuals, including our ability to qualify for and satisfy the terms and conditions of financial relief, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet that demand, the impact of COVID-19 on our residents’ and their families’ ability to afford our resident fees, including due to changes in unemployment rates, consumer confidence, housing markets, and equity markets caused by COVID-19, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, the duration and costs of our response efforts, including increased equipment, supplies, labor, litigation, testing, vaccination clinic, health plan, and other expenses, greater use of contract labor and overtime due to COVID-19 and general labor market conditions, the impact of COVID-19 on our ability to complete financings and refinancings of various assets, or other transactions or to generate sufficient cash flow to cover required debt, interest, and lease payments and to satisfy financial and other covenants in our debt and lease documents, increased regulatory requirements, including the costs of unfunded, mandatory testing of residents and associates and provision of test kits to our health plan participants, increased enforcement actions resulting from COVID-19, government action that may limit our collection or discharge efforts for delinquent accounts, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts; events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the effects of senior housing construction and development, lower industry occupancy (including due to the pandemic), and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where we are concentrated; terminations of our resident agreements and vacancies in the living spaces we lease, including due to the pandemic; failure to maintain the security and functionality of our information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; our ability to complete our capital expenditures in accordance with our plans; our ability to identify and pursue development, investment, and acquisition opportunities and our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are

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not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and our ability to identify and pursue any such opportunities in the future; risks related to the implementation of our strategy, including initiatives undertaken to execute on our strategic priorities and their effect on our results; limits on our ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; disruptions in the financial markets or decreases in the appraised values or performance of our communities that affect our ability to obtain financing or extend or refinance debt as it matures and our financing costs; our ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund our planned capital projects; the effect of our non-compliance with any of our debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of our non-compliance with any such agreements and the risk of loss of our property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of our indebtedness and long-term leases on our liquidity and our ability to operate our business; increases in market interest rates that increase the costs of our debt obligations; our ability to obtain additional capital on terms acceptable to us; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates (including due to the pandemic or general labor market conditions), wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us, including putative class action complaints; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; changes in, or our failure to comply with, employment-related laws and regulations; unanticipated costs to comply with legislative or regulatory developments; the risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact of seasonal contagious illness or an outbreak of COVID-19 or other contagious disease in the markets in which we operate; actions of activist stockholders, including a proxy contest; as well as other risks detailed from time to time in our filings with the SEC, including those set forth under “Risk Factors” included elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings and this prospectus supplement. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this prospectus supplement. We cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, especially the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 15, 2022 before making an investment decision regarding the Units. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Brookdale,” “the Company,” “we,” “us,” and “our” refer to Brookdale Senior Living Inc. and its consolidated subsidiaries. Unless otherwise indicated, all data is as of or through September 30, 2022.

Overview

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. We offer our residents access to a broad continuum of services across the most attractive sectors of the senior living industry. We operate and manage independent living, assisted living, Alzheimer’s and dementia-care, and continuing care retirement communities (“CCRCs”).

Our goal is to be the first choice in senior living by being the nation’s most trusted and effective senior living provider and employer. Our senior living communities and our comprehensive network help to provide seniors with care and services in an environment that feels like home. Our expertise in healthcare, hospitality, and real estate provides residents with opportunities to improve wellness, pursue passions, and stay connected with friends and loved ones. By providing residents with a range of service options as their needs change, we provide greater continuity of care, enabling seniors to age-in-place, which we believe enables them to maintain residency with us for a longer period of time. The ability of residents to age-in-place is also beneficial to our residents’ families who are concerned with care decisions for their elderly relatives.

As of September 30, 2022, we operated 672 senior living communities in the United States, with communities in 41 states and the ability to serve over 60,000 residents. As of such date, we operated 68 independent living communities with 12,569 units, 554 assisted living and memory care communities with 34,398 units and 19 CCRCs with 5,191 units. The majority of our units are organized in campus-like settings or stand-alone communities offering multiple service levels.

As of September 30, 2022, we had an increase in our workforce of approximately 14% since December 31, 2021 and we had over 4,500 net hires with a total headcount of approximately 37,000 associates. By September 2022, there was a decline of approximately 75% in the monthly use of contract labor compared to December 2021.

As of September 30, 2022, we operated in three business segments: Independent Living, Assisted Living and Memory Care, and CCRCs. On July 1, 2021, we sold 80% of our equity in the Health Care Services segment, through which we formerly provided home health, hospice, and outpatient therapy services to our residents and seniors living outside our communities. For periods beginning July 1, 2021, the results of operations and financial position of the Health Care Services segment are deconsolidated from our consolidated financial statements and our 20% equity interest in the Health Care Services venture is accounted for under the equity method of accounting.

For the quarter ended September 30, 2022, 58.2% of our total resident fees and management fees were generated from owned communities, 41.4% from leased communities and 0.4% from management fees from communities we operate on behalf of third parties. In addition, during the quarter ended September 30, 2022, we generated 93.6% of our resident fee revenue from private pay customers.

Strategy

Brookdale continues to be driven by our mission—to enrich the lives of those we serve with compassion, respect, excellence, and integrity. During this pandemic recovery phase, we have continued to focus on the health and wellbeing of our residents and associates and “Winning the Recovery, Faster” by providing high quality care and personalized service. We believe successful execution on this strategy provides the best opportunity to create attractive long-term stockholder value. During this recovery phase, we are focused on priorities that will position us for growth and take advantage of positive trends in demographics, customer preferences, and lower new supply in the industry. Our key strategic priorities are as follows.

•

Attract, engage, develop, and retain the best associates. Brookdale’s culture is based on servant leadership. We believe engaged associates lead to an enhanced resident experience, higher retention, and ultimately improved operations that drives accelerated growth. Through this strategic priority, we intend to diversify and optimize our recruiting plans and enhance our already compelling value proposition for our associates in the areas of compensation, leadership, career growth, and meaningful work.

•

Get every available room in service at the best profitable rate. We believe that we provide highly valuable services to seniors, and we continue to strive to expand the number of seniors we serve through increasing our occupancy levels, while remaining focused on driving rate and improving margin. With this strategic priority, we intend to ensure all communities are appropriately priced within their market. Through our targeted sales and marketing efforts, we plan to drive increased move-ins through enhanced outreach with impactful points of differentiation based on quality, a portfolio of choices, and personalized service delivered by caring and engaged associates.

•

Earn resident and family trust and satisfaction by providing valued, high quality care and personalized service. We believe that earning the trust of our residents and their families will allow us to build relationships that create passionate advocates and generate referrals. We intend to create a consistent high quality experience for residents, including through the implementation and execution of our high quality clinical, operational, and resident engagement programs. We are a learning organization that uses multiple tools to obtain feedback from residents, their families, and our associates to improve our services to meet the changing needs of residents.

The above three priorities are intended to provide long-term returns to our stockholders by focusing on growing RevPAR, Adjusted EBITDA, and cash flow.

Strategic innovation also continues to be an important factor for our long-term growth. We are piloting programs in several areas and, in the future, plan to roll out initiatives to further accelerate our growth. We plan to explore additional products and services that we may offer to our residents or to seniors living outside of our communities and, where opportunities arise, pursue development, investment, and acquisition opportunities.

•

Enhance Healthcare and Wellness. Our vision is to enable those we serve to live well by offering our residents a high-quality healthcare and wellness platform. We believe Brookdale is uniquely positioned to be a key participant and partner in the value-based healthcare ecosystem. Our initiatives include piloting redesigned delivery of clinical care within assisted living communities and embedding technology-enabled care management capabilities, in order to better align our communities with payors, providers, and healthcare systems. We are also piloting the expansion of our private duty services business to serve those living outside of our communities. We believe the successful execution of these initiatives will improve resident health and wellbeing and drive incremental revenue by increasing move-ins and extending residents’ average length of stay resulting in increased occupancy.

•

Drive Innovation and Leverage Technology. We are engaged in a variety of innovation initiatives and over time plan to pilot and test new ideas, technologies, and operating models in order to enhance our residents’ engagement and experience, improve outcomes, and increase average length of stay and occupancy. With our technology platform, we also expect to identify solutions to reduce complexity, increase productivity, lower costs, and increase our ability to collaborate with third parties.

•

Grow and Improve Our Senior Living Portfolio. As we emerge from the pandemic, we intend to (i) expand our footprint and services in core markets where we have, or can achieve, a clear leadership position, (ii) execute an ongoing capital recycling program through acquiring leased communities and exiting non-strategic or underperforming owned assets or leases when possible, and (iii) pivot back to portfolio growth through targeted development, investment, and acquisition opportunities. We will also continue to invest in our development capital expenditures program through which we expand, renovate, reposition, and redevelop selected existing senior living communities where economically advantageous.

We believe that our successful execution on these strategic priorities and our longer-term growth plans will allow us to achieve our goal to be the first choice in senior living by being the nation’s most trusted and effective senior living provider and employer.

Corporate Information

Our principal executive offices are located at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 221-2250. Our website address is www.brookdale.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus or any prospectus supplement.

The Offering

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” sections of this prospectus supplement, together with the “Description of Debt Securities” section of the accompanying prospectus, contain a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes. As used in this section, the terms “we,” “us” and “our” mean Brookdale Senior Living Inc. and do not include any of our subsidiaries unless otherwise indicated or unless the context requires otherwise.

The Units

Issuer	Brookdale Senior Living Inc., a Delaware corporation

Number of Units Offered	2,500,000 Units

Underwriters’ Option	We have granted the underwriters an option, exercisable within a 30-day period, to purchase up to an additional 375,000 Units at the public offering price less the underwriting discount. This option may be exercised by the underwriters solely to cover over-allotments, if any.

Stated Amount of Each Unit	$50.00 for each Unit

Components of Each Unit	Each Unit is comprised of two parts:

•	a prepaid stock purchase contract issued by us (a “purchase contract”); and

•	a senior amortizing note issued by us (an “amortizing note”).

Unless settled earlier at the holder’s option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on November 15, 2025 (such date, as so postponed (if applicable), the “mandatory settlement date”). Upon any settlement on the mandatory settlement date, we will deliver not more than shares and not less than shares of our common stock per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $ , will bear interest at the rate of % per annum and will have a final installment payment date of November 15, 2025. On each February 15, May 15, August 15 and November 15, commencing on February 15, 2023, we will pay quarterly cash installments of $ per amortizing note (except for the February 15, 2023 installment payment, which will be $ per amortizing note), which cash payment in the aggregate per year will be equivalent to % per year with respect to each $50.00 stated amount of Units.

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit May be Separated Into Its Components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 15, 2025 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit May be Recreated From Its Components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and Recreating Units.”

Listing	We have applied to list the Units on the NYSE under the symbol “BKDT,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “BKD.”

Use of Proceeds	We estimate that the net proceeds to us from this Units offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $ million (or up to approximately $ million if the underwriters exercise their option to purchase additional Units). We intend to use the net proceeds for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of the factors you should carefully consider before deciding to invest in the Units.

United States Federal Income Tax Considerations	There is no authority directly on point regarding the characterization of the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position for U.S. federal income tax purposes that each Unit will be treated as an investment unit composed of two separate instruments consisting of (i) a purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument or the amortizing notes were treated as equity, the U.S. federal income tax consequences could differ from the consequences described herein.

Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in light of the investor’s particular tax situation and the tax treatment described under “United States Federal Income Tax Considerations.”

Governing Law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will be construed in accordance with and governed by the laws of the State of New York.

The Purchase Contracts

Mandatory Settlement Date	November 15, 2025, subject to postponement in limited circumstances.

Mandatory Settlement	On the mandatory settlement date, unless such purchase contract has been earlier settled at the holder’s option or at our option, each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, based on the applicable settlement rate.

Early Settlement at your Election	Until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 15, 2025, you may settle any or all of your purchase contracts early only under the following circumstances:

•

on or after February 15, 2023, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common stock has been greater than or equal to 110% of the threshold appreciation price then in effect on each trading day in such 20 consecutive trading day period;

•

on or after February 15, 2023, during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” (as defined under “Description of the Purchase Contracts—Early Settlement”) per Unit for each trading day of the measurement period was less than 97% of the product of the closing price of our common stock and the maximum settlement rate on each such trading day and (y) the closing price of our common stock on each trading day of the measurement period was less than 70% of the reference price; or

•	upon the occurrence of specified corporate events as described under “Description of the Purchase Contracts—Early Settlement—Early Settlement upon Specified Corporate Events.”

If you elect to settle any or all of your purchase contracts early in accordance with the foregoing conditions, we will deliver a number of shares of our common stock for each such purchase contract based on the applicable settlement rate, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” Your right to settle your purchase contracts early is subject to the delivery of your purchase contracts.

Upon early settlement at the holder’s election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Settlement Rate for the Mandatory Settlement and Early Settlement	The “settlement rate” for each purchase contract will be not more than shares and not less than shares of our common stock (each subject to adjustment as described herein) depending on the applicable market value of our common stock, calculated as follows:

•

if the applicable market value is greater than or equal to the threshold appreciation price (as defined below), you will receive                  shares of common stock per purchase contract (the “minimum settlement rate”);

•

if the applicable market value is greater than the reference price but less than the threshold appreciation price, you will receive a number of shares per purchase contract equal to $50.00, divided by the applicable market value; and

•	if the applicable market value is less than or equal to the reference price, you will receive shares of common stock per purchase contract (the “maximum settlement rate”).

Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts—Delivery of Common Stock”) of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 15, 2025, in the case of mandatory settlement, or each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date, in the case of an early settlement (other than in connection with a fundamental change).

The “reference price” is equal to $50.00 divided by the maximum settlement rate (rounded to the nearest $0.0001) and is approximately equal to $ , which is the last reported sale price of our common stock on the NYSE on the pricing date of this offering.

The “threshold appreciation price” is equal to $50.00 divided by the minimum settlement rate (rounded to the nearest $0.0001). The threshold appreciation price, which is initially $ , represents an approximately % appreciation over the reference price.

No fractional shares of our common stock will be issued to holders upon settlement of purchase contracts. In lieu of fractional shares, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions.

The following table illustrates the settlement rate per purchase contract and the value of our common stock issuable upon settlement on the mandatory settlement date or in respect of an early settlement (other than in connection with a fundamental change), determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of our Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	shares of our common stock	Less than $50.00

Greater than or equal to the reference price but less than or equal to the threshold appreciation price	A number of shares of our common stock equal to $50.00 divided by the applicable market value	$50.00

Greater than the threshold appreciation price	shares of our common stock	Greater than $50.00

Early Settlement at your Election Upon a Fundamental Change	At any time prior to the second scheduled trading day immediately preceding November 15, 2025, if a “fundamental change” (as defined herein) occurs, you may settle any or all of your purchase contracts early for a limited period of time following such occurrence. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Upon early settlement at the holder’s election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early Mandatory Settlement at our Election	On or after November 15, 2023, we may elect to settle all, but not less than all, outstanding purchase contracts early at the “early mandatory settlement rate” (as described under “Description of the Purchase Contracts—Early Settlement at Our Election”) on the second business day following our giving notice of such election (the “early mandatory settlement date”) if the closing price of our common stock for 20 or more consecutive trading days ending on the second trading day immediately preceding the “notice date” (as defined under “Description of the Purchase Contracts—Early Settlement at Our Election”) exceeds 130% of the threshold appreciation price in effect on each such trading day.

The “early mandatory settlement rate” will be the settlement rate that would apply as set forth above under “—Settlement Rate for the Mandatory Settlement and Early Settlement” for an early settlement at your option as described above under “—Early Settlement at Your Election” as if the notice date was the applicable early settlement date.

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes, except in certain circumstances, on the repurchase date and at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

The Amortizing Notes

Issuer	Brookdale Senior Living Inc., a Delaware corporation

Initial Principal Amount of Each Amortizing Note	$

Installment Payments	Each installment payment of $ per amortizing note (except for the February 15, 2023 installment payment, which will be $ per amortizing note) will be paid in cash and will constitute a partial

repayment of principal and a payment of interest, computed at an annual rate of     %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Installment Payment Dates	Each February 15, May 15, August 15 and November 15, commencing on February 15, 2023, with a final installment payment date of November 15, 2025.

Ranking	The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness from time to time outstanding. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness (including borrowings under the Revolving Credit Agreement and separate secured letter of credit facility), to the extent of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. See “Description of the Amortizing Notes—Ranking” in this prospectus supplement.

As used herein, “Revolving Credit Agreement” refers to our revolving credit agreement, dated December 11, 2020, with Capital One, National Association, as administrative agent and lender, and the other lenders from time to time party thereto, providing a commitment amount of $80.0 million, which can be drawn in cash or letters of credit.

As of September 30, 2022, we had $3.8 billion principal amount of debt outstanding (including $3.6 billion principal amount of non-recourse property-level mortgage financings and $230.0 million principal amount of unsecured 2.00% convertible senior notes) and $1.3 billion of operating and financing lease obligations. As of September 30, 2022, $72.6 million of letters of credit and no cash borrowings were outstanding under our Revolving Credit Agreement, and $13.9 million of letters of credit had been issued under our separate secured letter of credit facility providing for up to $15.0 million of letters of credit.

Repurchase of Amortizing Notes at the Option of the Holder	If we elect to settle the purchase contracts early, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Sinking Fund	None.

Trustee	American Stock Transfer & Trust Company, LLC

Summary Consolidated Financial and Other Data

The following tables set forth a summary of our historical consolidated financial data as of, and for the periods ended on, the dates indicated. The financial data are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are incorporated by reference in this prospectus supplement. You should read this data together with our consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual and quarterly reports incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of our future results. The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(in thousands, except per share data)	2022	2021	2021	2020	2019
Statement of Operations Data:
Resident fees	$1,927,610	$1,938,423	$2,543,848	$2,892,567	$3,209,931
Management fees	9,625	17,185	20,598	130,690	57,108
Reimbursed costs incurred on behalf of managed communities	112,013	146,651	181,445	401,189	790,049
Other operating income	75,546	12,132	12,368	115,749	—
Total revenue and other operating income	2,124,794	2,114,391	2,758,259	3,540,195	4,057,088
Facility operating expense	1,551,938	1,587,581	2,075,863	2,341,859	2,390,495
General and administrative expense	128,209	146,155	184,916	206,575	219,289
Facility operating lease expense	124,419	131,508	174,358	224,033	269,666
Depreciation and amortization	259,229	252,042	337,613	359,226	379,433
Asset impairment	17,362	13,394	23,003	107,308	49,266
Loss (gain) on facility lease termination and modification, net	—	—	(2,003)	(2,303)	3,388
Costs incurred on behalf of managed communities	112,013	146,651	181,445	401,189	790,049

Total operating expense	2,193,170	2,277,331	2,975,195	3,637,887	4,101,586

Income (loss) from operations	(68,376)	(162,940)	(216,936)	(97,692)	(44,498)
Interest income	3,065	1,048	1,349	4,799	9,859
Interest expense:
Debt	(110,180)	(106,484)	(141,409)	(153,817)	(177,718)
Financing lease obligations	(35,968)	(34,549)	(46,282)	(48,534)	(66,353)
Amortization of deferred financing costs, debt discount and change in fair value of derivatives	4,687	(5,992)	(7,449)	(6,428)	(4,270)
Gain (loss) on debt modification and extinguishment, net	—	—	(1,932)	10,896	(5,247)
Equity in earnings (loss) of unconsolidated ventures	(9,353)	11,941	10,394	(2,107)	(4,544)
Gain (loss) on sale of assets, net	611	289,408	288,835	374,532	7,245
Other non-operating income (loss)	1,739	5,163	5,903	5,648	14,765

Income (loss) before income taxes	(213,775)	(2,405)	(107,527)	87,297	(270,761)
Benefit (provision) for income taxes	1,086	(15,239)	8,163	(5,352)	2,269

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(in thousands, except per share data)	2022	2021	2021	2020	2019
Net income (loss)	(212,689)	(17,644)	(99,364)	81,945	(268,492)
Net (income) loss attributable to noncontrolling interest	(101)	56	74	74	561

Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(212,790)	$(17,588)	$(99,290)	$82,019	$(267,931)

Net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders
Basic	$(1.14)	$(0.10)	$(0.54)	$0.45	$(1.44)

Diluted	$(1.14)	$(0.10)	$(0.54)	$0.44	$(1.44)

Weighted average common shares outstanding
Basic	186,493	184,841	184,975	183,498	185,907

Diluted	186,493	184,841	184,975	184,386	185,907

	As of September 30,		As of December 31,
(in thousands, except per share data)	2022	2021	2021		2020
Consolidated Balance Sheets:
Current assets
Cash and cash equivalents	$299,201	$478,509		$347,031	$380,420
Marketable securities	89,504	157,936		182,393	172,905
Restricted cash	37,258	37,722		26,845	28,059
Accounts receivable, net	51,548	52,223		51,137	109,221
Assets held for sale	—	11,739		3,642	16,061
Prepaid expenses and other current assets, net	103,923	94,984		87,946	66,937

Total current assets	581,434	833,113		698,994	773,603

Property, plant and equipment and leasehold intangibles, net	4,801,988	4,940,553		4,904,292	5,068,060
Operating lease right-of-use assets	539,166	669,158		630,423	788,138
Restricted cash	58,358	61,668		64,438	56,669
Investment in unconsolidated ventures	57,701	103,808		67,424	4,898
Goodwill	27,321	27,321		27,321	154,131
Deferred tax asset	2,348	—		279	—
Other assets, net	25,637	18,712		17,296	56,259

Total assets	$6,093,953	$6,654,333	$6,410,467		$6,901,758

Current liabilities
Current portion of long-term debt	$61,000	$219,323		$63,125	$68,885
Current portion of financing lease obligations	23,620	21,634		22,151	19,543
Current portion of operating lease obligations	158,645	146,451		148,642	146,226
Trade accounts payable	77,706	73,810		76,125	71,233
Accrued expenses	261,662	293,920		254,831	287,851
Refundable fees and deferred revenue	74,370	66,778		67,080	96,995

Total current liabilities	657,003	821,916		631,954	690,733

Long-term debt, less current portion	3,758,929	3,638,136		3,778,087	3,847,103
Financing lease obligations, less current portion	522,924	534,853		532,136	543,764
Operating lease obligations, less current portion	580,213	726,086		681,876	819,429
Deferred tax liability	—	18,069		—	9,557
Other liabilities	82,085	121,493		86,791	188,443

Total liabilities	5,601,154	5,860,553		5,710,844	6,099,029

Preferred stock, $0.01 par value, 50,000,000 shares authorized at September 30, 2022, September 30, 2021, December 31, 2021 and December 31, 2020; no shares issued and outstanding	—	—		—	—
Common stock, $0.01 par value, 400,000,000 shares authorized at September 30, 2022, September 30, 2021, December 31, 2021 and December 31, 2020; 197,783,056, 197,486,683, 197,485,318 and 198,331,663 shares issued and 187,255,531, 186,959,158, 186,957,793 and 187,804,138 shares outstanding (including 450,016, 1,598,510, 1,549,059 and 4,349,421 unvested restricted shares), respectively	1,978	1,975		1,975	1,983

	As of September 30,		As of December 31,
(in thousands, except per share data)	2022	2021	2021	2020
Additional paid-in-capital	4,215,297	4,221,112	4,208,675	4,212,409
Treasury stock, at cost, 10,527,525 shares at September 30, 2022 September 30, 2021, December 31, 2021 and December 31, 2020	(102,774)	(102,774)	(102,774)	(102,774)
Accumulated deficit	(3,623,264)	(3,328,772)	(3,410,474)	(3,311,184)

Total Brookdale Senior Living Inc. stockholders’ equity	491,237	791,541	697,402	800,434
Noncontrolling interest	1,562	2,239	2,221	2,295

Total equity	492,799	793,780	699,623	802,729

Total liabilities and equity	$6,093,953	$6,654,333	$6,410,467	$6,901,758

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(in thousands)	2022	2021	2021	2020	2019
Consolidated Statements of Cash Flows:
Cash Flows from Operating Activities
Net income (loss)	$(212,689)	$(17,644)	$(99,364)	$81,945	$(268,492)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on debt modification and extinguishment, net	—	—	1,932	(10,896)	5,247
Depreciation and amortization, net	263,819	257,748	344,910	365,429	383,490
Asset impairment	17,362	13,394	23,003	107,308	49,266
Equity in (earnings) loss of unconsolidated ventures	9,353	(11,941)	(10,394)	2,107	4,544
Distributions from unconsolidated ventures from cumulative shares of net earnings	561	6,191	6,191	766	3,472
Amortization of entrance fees	(1,816)	(1,320)	(1,758)	(2,122)	(1,634)
Proceeds from deferred entrance fee revenue	2,360	2,981	3,562	734	3,544
Deferred income tax (benefit) provision	(2,068)	8,512	(9,837)	(5,840)	(2,654)
Operating lease expense adjustment	(25,329)	(16,263)	(23,280)	(136,276)	(19,453)
Change in fair value of derivatives	(9,277)	(286)	152	225	213
Loss (gain) on sale of assets, net	(611)	(289,408)	(288,835)	(374,532)	(7,245)
Loss (gain) on facility lease termination and modification, net	—	—	(2,003)	(2,303)	3,388
Non-cash stock-based compensation expense	10,907	12,878	16,270	20,747	23,026
Non-cash management contract termination gain	—	—	—	—	(969)
Other	(996)	(4,399)	(4,689)	(2,777)	(8,700)
Changes in operating assets and liabilities:
Accounts receivable, net	(411)	(584)	502	24,277	292
Prepaid expenses and other assets, net	(11,807)	(7,487)	(15,483)	24,707	55,873
Prepaid insurance premiums financed with notes payable	(5,552)	(4,634)	—	—	—
Trade accounts payable and accrued expenses	1,548	21,878	(54,032)	27,294	(12,984)
Refundable fees and deferred revenue	7,265	(10,492)	(10,066)	62,614	(25,117)
Operating lease assets and liabilities for lessor capital expenditure reimbursements	9,224	27,057	30,965	22,242	31,305
Operating lease assets and liabilities for lease termination	—	—	(2,380)	—	—

Net cash provided by (used in) operating activities	51,843	(13,247)	(94,634)	205,649	216,412

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(in thousands)	2022	2021	2021	2020	2019
Cash Flows from Investing Activities:
Change in lease security deposits and lease acquisition deposits, net	317	19	(100)	3,569	(859)
Purchase of marketable securities	(230,106)	(247,847)	(362,257)	(378,269)	(186,224)
Sale and maturities of marketable securities	323,765	262,995	352,988	275,000	134,000
Capital expenditures, net of related payables	(150,572)	(125,817)	(176,657)	(185,871)	(304,092)
Acquisition of assets	(6,004)	—	—	(472,193)	(497)
Investment in unconsolidated ventures	(192)	(5,359)	(5,436)	(4,082)	(4,346)
Distributions received from unconsolidated ventures	—	2,155	37,113	—	9,635
Proceeds from sale of assets, net	5,844	315,583	334,006	331,316	92,735
Proceeds from notes receivable	—	—	1,800	5,419	34,109
Other	(545)	—	—	—	—

Net cash provided by (used in) investing activities	(57,493)	201,729	181,457	(425,111)	(225,539)

Cash Flows from Financing Activities:
Proceeds from debt	32,031	25,158	352,962	963,099	321,996
Repayment of debt and financing lease obligations	(64,190)	(96,065)	(441,571)	(538,859)	(427,923)
Proceeds from line of credit	—	—	—	166,381	—
Repayment of line of credit	—	—	—	(166,381)	—
Purchase of treasury stock, net of related payables	—	—	—	(18,123)	(23,955)
Payment of financing costs, net of related payables	(646)	(196)	(15,916)	(19,649)	(7,309)
Payments of employee taxes for withheld shares	(4,282)	(4,772)	(4,820)	(4,037)	(3,313)
Other	(760)	144	(408)	482	1,110
Net cash provided by (used in) financing activities	(37,847)	(75,731)	(113,657)	382,913	(139,394)

Net increase (decrease) in cash, cash equivalents and restricted cash	(43,497)	112,751	(26,834)	163,451	(148,521)
Cash, cash equivalents, and restricted cash at beginning of period	438,314	465,148	465,148	301,697	450,218

Cash, cash equivalents, and restricted cash at end of period	$394,817	$577,899	$438,314	$465,148	$301,697

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles, or GAAP, we have included the financial measures Adjusted EBITDA and Adjusted Free Cash Flow, which are not calculated in accordance with GAAP. Presentations of these non-GAAP financial measures are intended to aid you in better understanding the factors and trends affecting our performance and liquidity. We regularly review the measures set forth below as we evaluate our business. However, you should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. We caution you that amounts presented in accordance with our definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. We urge you to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

(in thousands)	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2022	2021	2021	2020	2019
Adjusted EBITDA	$194,741	$102,627	$138,476	$264,387	$401,169
Adjusted Free Cash Flow	$(97,827)	$(147,991)	$(286,694)	$24,181	$(76,404)

Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, cost reduction, or organizational restructuring items that management does not consider as part of our underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, gain/loss on facility operating lease termination, operating lease expense adjustment, non-cash stock-based compensation expense, and transaction and organizational restructuring costs. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity, and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third-party costs. Organizational restructuring costs include those related to our efforts to reduce general and administrative expense and our senior leadership changes, including severance.

We believe that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by our management for budgeting and other planning purposes, to review our historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to our financing and capital structure and other items that management does not consider as part of our underlying core operating performance and that management believes impact the comparability of performance between periods; and (iii) we believe that this measure is used by research analysts and investors to evaluate our operating results and to value companies in our industry.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest and income tax are necessary to operate our business under our current financing and capital structure; (ii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of our communities, goodwill, and other assets and may be indicative of future needs for capital expenditures; and (iii) we may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility operating lease termination, or debt modification and extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect our operating results.

Adjusted Free Cash Flow is a non-GAAP liquidity measure that we define as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination, and lessor capital expenditure reimbursements under operating leases; plus: property insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations. Non-development capital expenditures are comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for our communities and is presented net of lessor reimbursements. Non-development capital expenditures do not include capital expenditures for: community expansions, major community redevelopment and repositioning projects, and the development of new communities.

We believe that presentation of Adjusted Free Cash Flow as a liquidity measure is useful to investors because (i) it is one of the metrics used by our management for budgeting and other planning purposes, to review our historic and prospective sources of operating liquidity, and to review our ability to service our outstanding indebtedness, pay dividends to stockholders, engage in share repurchases, and make capital expenditures, including development capital expenditures; and (ii) it provides an indicator to management to determine if adjustments to current spending decisions are needed.

Adjusted Free Cash Flow has material limitations as a liquidity measure, including: (i) it does not represent cash available for dividends, share repurchases, or discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect our liquidity; and (iii) the impact of timing of cash expenditures, including the timing of non-development capital expenditures, limits the usefulness of the measure for short-term comparisons. Additionally, Adjusted Free Cash Flow excludes cash used to purchase interest rate cap instruments, as well as any cash provided by settlements of interest rate cap instruments.

The following tables provide a reconciliation of net income (loss) to Adjusted EBITDA and of net cash provided by (used in) operating activities to Adjusted Free Cash Flow:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(in thousands)	2022	2021	2021	2020	2019
Net income (loss)	$(212,689)	$(17,644)	$(99,364)	$81,945	$(268,492)
Provision (benefit) for income taxes	(1,086)	15,239	(8,163)	5,352	(2,269)
Equity in (earnings) loss of unconsolidated ventures	9,353	(11,941)	(10,394)	2,107	4,544
Loss (gain) on debt modification and extinguishment, net	—	—	1,932	(10,896)	5,247
Loss (gain) on sale of assets, net	(611)	(289,408)	(288,835)	(374,532)	(7,245)
Other non-operating (income) loss	(1,739)	(5,163)	(5,903)	(5,648)	(14,765)
Interest expense	141,461	147,025	195,140	208,779	248,341
Interest income	(3,065)	(1,048)	(1,349)	(4,799)	(9,859)

Income (loss) from operations	(68,376)	(162,940)	(216,936)	(97,692)	(44,498)
Depreciation and amortization	259,229	252,042	337,613	359,226	379,433
Asset impairment	17,362	13,394	23,003	107,308	49,266
Loss (gain) on facility lease termination and modification, net	—	—	(2,003)	(2,303)	3,388
Operating lease expense adjustment	(25,329)	(16,263)	(23,280)	(136,276)	(19,453)
Amortization of deferred gain	—	—	—	—	—
Non-cash stock-based compensation expense	10,907	12,878	16,270	20,747	23,026
Transaction and organizational restructuring costs	948	3,516	3,809	13,377	10,007

Adjusted EBITDA	$194,741 (1)	$102,627 (2)	$138,476 (3)	$264,387 (4)	$401,169 (5)

(1)	Includes $75.5 million benefit from government grants and credits recognized in other operating income.

(2)	Includes $12.1 million benefit from government grants and credits recognized in other operating income.
(3)	Includes $12.4 million benefit from government grants and credits recognized in other operating income.
(4)

Includes (i) $115.7 million benefit from government grants and credits recognized in other operating income; (ii) $119.2 million for the one-time cash lease payment made to Ventas Inc. (“Ventas”) in connection with our lease restructuring transaction effective July 26, 2020; and (iii) $100.0 million benefit for the management agreement termination fee payment received from Healthpeak Properties, Inc. (“Healthpeak”) in connection with the sale of our ownership interest in the CCRC Venture.

(5)	Includes $23.1 million of negative non-recurring net impact from the application of the lease accounting standard effective January 1, 2019.

	For the Nine Months Ended September 30,				For the Years Ended December 31,
(in thousands)	2022		2021		2021		2020	2019
Net cash provided by (used in) operating activities	$51,843		$(13,247)		$(94,634)		$205,649	$216,412
Net cash provided by (used in) investing activities	(57,493)		201,729		181,457		(425,111)	(225,539)
Net cash provided by (used in) financing activities	(37,847)		(75,731)		(113,657)		382,913	(139,394)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(43,497)		$112,751		$(26,834)		$163,451	$(148,521)

Net cash provided by (used in) operating activities	$51,843		$(13,247)		$(94,634)		$205,649	$216,412
Distributions from unconsolidated ventures from cumulative share of net earnings	(561)		(6,191)		(6,191)		(766)	(3,472)
Changes in operating lease assets and liabilities for lease termination	—		—		2,380		—	—
Changes in prepaid insurance premiums financed with notes payable	5,552		4,634		—		—	—
Changes in assets and liabilities for lessor capital expenditure reimbursements under operating leases	(9,224)		(27,057)		(30,965)		(22,242)	(31,305)
Non-development capital expenditures, net	(128,831)		(91,438)		(137,410)		(139,592)	(235,797)
Payment of financing lease obligations	(16,606)		(14,692)		(19,874)		(18,868)	(22,242)

Adjusted Free Cash Flow	$(97,827	)(1)	$(147,991	)(2)	$(286,694	)(3)	$24,181 (4)	$(76,404	)(5)

(1)

Includes (i) transaction and organizational restructuring costs of $0.9 million; (ii) $68.1 million benefit from government grants and credits received; and (iii) $3.1 million recoupment of accelerated/advanced Medicare payments.

(2)

Includes (i) transaction and organizational restructuring costs of $3.5 million; (ii) $3.3 million benefit from government grants and credits received; and (iii) $17.8 million recoupment of accelerated/advanced Medicare payments.

(3)

Includes (i) transaction and organizational restructuring costs of $3.8 million; (ii) $3.9 million benefit from government grants and credits received; (iii) $20.8 million recoupment of accelerated/advanced Medicare payments for the year ended December 31, 2021 and (iv) $31.6 million paid during the year ended December 31, 2021 for payroll taxes deferred for the year ended December 31, 2020.

(4)

Includes (i) transaction and organizational restructuring costs of $13.4 million; (ii) $115.7 million benefit from government grants and credits received; (iii) $119.2 million for the one-time cash lease payment made to Ventas in connection with our lease restructuring transaction effective July 26, 2020; (iv) $100.0 million benefit for the management agreement termination fee payment received from Healthpeak; (v) $87.5 million benefit from accelerated/advanced Medicare payments received; and (vi) $72.7 million benefit from payroll taxes deferred.

(5)	Includes transaction and organizational restructuring costs of $10.0 million.

RISK FACTORS

An investment in the Units, the purchase contracts and the amortizing notes involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the following risks and those described in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively, and the other documents incorporated herein and in the accompanying prospectus by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to invest in the Units, the purchase contracts and the amortizing notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of those risks were to occur, our financial condition, operating results and prospects, as well as the value of the Units, the purchase contracts and the amortizing notes could be materially adversely affected.

Risks Related to our Business

For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, as well as similar disclosures contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference.”

Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes

You will bear the risk that the market value of our common stock may decline.

The purchase contracts, pursuant to which we will deliver to you shares of our common stock, are components of the Units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date or in respect of any early settlement (other than in connection with a fundamental change), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding, in the case of mandatory settlement, November 15, 2025, or, in the case of any such early settlement, on each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date, as applicable. There can be no assurance that the market value of the common stock received by you will be greater than or equal to the reference price of $         . If the applicable market value of our common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date or in respect of any such early settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the Units. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our common stock may be substantial.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50.00 stated amount of each Unit only if the applicable market value of our common stock exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common stock. If the applicable market value exceeds the reference price but is less than or equal to the threshold appreciation price, you will realize no equity appreciation on our common stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $50.00 at the reference price on the pricing date of this offering. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of common stock that you would receive at various applicable market values.

We may not be able to settle your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

A bankruptcy court may prevent us from delivering our common stock to you in settlement of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of common stock, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to early mandatory settlement, receive any repurchase price on, the amortizing notes.

In the event we file for bankruptcy, you may receive a number of shares of common stock less than the maximum settlement rate.

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract determined by reference to the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts—Delivery of Common Stock”) of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the date of the specified event of bankruptcy, insolvency or reorganization with respect to us. If the average of the daily VWAPs of our common stock during such 20 consecutive trading days is greater than the reference price (or even the threshold appreciation price), the number of shares of common stock you receive upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us will be less than the maximum settlement rate and may, in certain circumstances, be equal to the minimum settlement rate.

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any of our secured indebtedness (including borrowings under the Revolving Credit Agreement and separate secured letter of credit facility). If we incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of the Company, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion.

The amortizing notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The amortizing notes are our obligations exclusively and not of any of our subsidiaries. We are a holding company with no material direct operations. Our principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries. As a result, we are dependent on distributions, loans and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations. Our subsidiaries are legally distinct from us, have no obligation to make funds available to us, and have no obligation to pay any amounts due under the amortizing notes or to make any funds available therefor, whether by distributions, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors of our subsidiaries, will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the amortizing notes). Consequently, the amortizing notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 30, 2022, our subsidiaries had approximately $3.6 billion principal amount of non-recourse property-level mortgage financings outstanding. In addition, certain of the leases entered into by our subsidiaries contain customary terms, which may include assignment and change of control restrictions, maintenance and capital expenditure obligations, termination provisions and financial covenants, such as those requiring us to maintain prescribed minimum liquidity, net worth and stockholders’ equity levels and lease coverage ratios.

In addition, the indenture governing the amortizing notes permits our subsidiaries to incur additional indebtedness, and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, interest rates or our credit quality will rise or fall. Trading prices of the common stock will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in this section “Risk Factors.”

The market for our common stock likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility of the common stock price, which could in turn depress the price of the Units or the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and the common stock.

In addition, in general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the common stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date or any early settlement date, as applicable.

Because the applicable market value of the common stock is determined over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 15, 2025, in the case of mandatory settlement, or over the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the early settlement date, in the case of any early settlement (other than in connection with a fundamental change), the number of shares of common stock delivered for each purchase contract on the mandatory settlement date or in respect of such early settlement date, as applicable, may be greater than or less than the number of shares that would have been delivered based on the closing price (or daily VWAP) of the common stock on the last trading day in the related 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The conditional early settlement feature of the purchase contracts could prevent you from settling your purchase contracts early and may result in your receiving less than the value of our common stock for which the purchase contracts would otherwise be settled.

You may settle your purchase contracts early only if specified conditions are met. If the specific conditions for early settlement are not met, you will not be able to settle your purchase contracts early, and you would not be able to receive the value of the common stock for which the purchase contracts would otherwise be settled at such time. In addition, other than as a result of certain corporate events described under “Description of the Purchase Contracts—Early Settlement—Early Settlement upon Specified Corporate Events,” the conditional early settlement features do not allow for any early settlements of the purchase contracts until February 15, 2023. You may have to wait a significant amount of time, and potentially until the mandatory settlement date, to receive any shares of our common stock upon settlement of your purchase contracts.

The fundamental change early settlement rate may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $         per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts are subject to adjustment for certain events, including, but not limited to, dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common stock, such as employee stock options grants, offerings of our common stock for cash, certain exchanges of our common stock for our other securities or in connection with acquisitions and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

We may incur additional indebtedness.

As of September 30, 2022, we had $3.8 billion principal amount of debt outstanding (including $3.6 billion principal amount of non-recourse property-level mortgage financings and $230.0 million principal amount of unsecured 2.00% convertible senior notes) and $1.3 billion of operating and financing lease obligations. As of September 30, 2022, $72.6 million of letters of credit and no cash borrowings were outstanding under our Revolving Credit Agreement, and $13.9 million of letters of credit had been issued under our separate secured letter of credit facility providing for up to $15.0 million of letters of credit. The indenture governing the amortizing notes does not prohibit us from incurring additional unsecured indebtedness or secured indebtedness that would be effectively senior to the amortizing notes in the future. The indenture governing the amortizing notes also permits unlimited additional borrowings by our subsidiaries that are effectively senior to the amortizing notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make payments on junior or other indebtedness.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of or to pay interest on the amortizing notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to attempt to adopt one or more alternatives which, if available, may be onerous or highly dilutive. Such alternatives may include, for example, selling assets or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to repay our debt will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The Units are not protected by restrictive covenants.

Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving Brookdale Senior Living Inc. except, with respect to the purchase contracts, to the extent described under “Description of the Units—Early Settlement Upon a Fundamental Change.”

Until the purchase contracts are settled with common stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

Until the date on which you are treated as the record holder of common stock on account of a settlement of the purchase contracts with common stock, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will be treated as the record holder of any shares of our common stock issuable upon settlement of the purchase contracts only as follows:

•

in the case of settlement of purchase contracts on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined;

•	in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date;

•

in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date; and

•	in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date.

For example, in the event that an amendment is proposed to our restated certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of “fundamental change” herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes. Failure to repay the indebtedness and the repurchase price for the amortizing notes could result in an event of default or similar repurchase risk under other indebtedness.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We have applied to list the Units on the NYSE under the symbol “BKDT,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, certain of the underwriters have advised us that they intend to make a market in the Units, but such underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and such underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor, in our sole discretion, to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The U.S. federal income tax consequences relating to the Units are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the Units are not certain. Specifically, the amortizing notes and the purchase contracts could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case (i) U.S. Holders (as defined below under “United States Federal Income Tax Considerations”) could be required to recognize as income the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, and (ii) payments of principal and interest made to “Non-U.S. Holders” (as defined below under “United States Federal Income Tax Considerations”) on the amortizing notes could be subject to U.S. withholding tax. In addition, other recharacterizations that would change the tax consequences to holders are possible. We have not sought and do not intend to seek any rulings from the Internal Revenue Service (the “IRS”) concerning the treatment of the Units, and no assurance can be given that the IRS or any court will agree with the tax consequences described in “United States Federal Income Tax Considerations.” Prospective investors should consult their tax advisors regarding potential alternative tax characterizations of the Units.

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The fixed settlement rates of the purchase contracts are subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a distribution (taxable as a dividend to the extent of our earnings and profits) without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a “Non-U.S. Holder” (as defined in

“United States Federal Income Tax Considerations”), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a Non-U.S. Holder. See “United States Federal Income Tax Considerations.”

Non-U.S. holders may be subject to U.S. federal income tax.

Because we have significant U.S. real estate holdings, we believe that we are a “United States real property holding corporation” for U.S. federal income tax purposes. As a result, Non-U.S. Holders (as defined below under “United States Federal Income Tax Considerations”) of the Units, the purchase contracts or our common stock will generally be subject to U.S. federal income or withholding tax, or both, in respect of payments in connection with a distribution (including deemed distribution), sale, transfer or other disposition of the Units, the purchase contracts and/or our common stock if the Non-U.S. Holder exceeds certain ownership thresholds. Prospective Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning, settling and disposing of the Units, the purchase contracts and our common stock. See the discussion under the heading “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders.”

Any adverse rating action with respect to the Units may cause their trading price to fall.

We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

Risks Related to our Common Stock

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, stockholders may be unable to resell their shares at or above the price paid to acquire such shares. The market price of our common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price, result in fluctuations in the price, or trading volume of our common stock include:

•	variations in our reported results of operations and cash flow, and changes in our financial guidance;

•

the contents of published research reports about us or the senior living, healthcare, or real estate industries, the failure of securities analysts to cover our common stock, or changes in market valuations of similar companies;

•	additions or departures of key management personnel;

•	any increased indebtedness we may incur, any inability to refinance maturing indebtedness, or lease obligations we may enter into in the future;

•	actions by institutional stockholders;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•

speculation or reports by the press or investment community with respect to us, other senior living operators or healthcare providers, or the senior living, healthcare, or real estate industries in general;

•	proxy contests or other stockholder activism;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield or downturns in the real estate market;

•	changes or proposed changes in laws or regulations affecting the senior living and healthcare industries or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market and economic conditions.

In addition, the stock market experiences extreme price and trading volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline because a decrease in the market price of our common stock would likely adversely impact the trading price of the Units, the purchase contracts and the amortizing notes.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial numbers of shares of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, future issuances of substantial numbers of additional shares of common stock in connection with any future acquisitions or pursuant to employee benefit plans and future issuances of shares of common stock upon exercise of options or warrants or settlement of the purchase contracts, or perceptions that those sales, issuances and/or exercises or settlements could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

This offering and the issuance of additional stock in connection with acquisitions or otherwise will dilute all other shareholdings.

Upon the issuance of the Units in this offering, holders of our common stock will incur immediate and substantial net tangible book value dilution on a per share basis. After this offering, we will have an aggregate of approximately 109 million authorized but unissued shares of common stock assuming a reference price of $4.92 per share, the last reported sale price of our common stock on the NYSE on November 15, 2022 (excluding shares reserved for issuance under our stock compensation plans, outstanding warrants, the Units being offered in this offering (assuming no exercise of the underwriters’ option to purchase an additional 375,000 Units) and the Convertible Notes (as defined below)). Subject to certain volume limitations imposed by the NYSE, we may issue all of these shares without any action or approval by our stockholders, including, without limitation, in connection with acquisitions. Any shares issued in connection with the activities described in this paragraph, our stock compensation plans or otherwise would dilute the percentage ownership held by holders of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of Units, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million (or up to approximately $         million if the underwriters exercise their option to purchase additional Units). We intend to use the net proceeds for general corporate purposes.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the receipt of the estimated $                million of net proceeds from the sale of the Units in this offering, after deducting the underwriters’ discount and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional notes).

You should read this information together with the other sections of this prospectus supplement, our condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as similar disclosures contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in thousands, except for share and per share amounts)	As of September 30, 2022
	Actual	As Adjusted
Cash and cash equivalents	$299,201	$
Marketable securities	$89,504		$89,504
Total debt (current and long-term)(1)(2)	$3,819,929	$

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding, actual and as adjusted	—		—
Common stock, $0.01 par value, 400,000,000 shares authorized, 197,783,056 shares issued and 187,255,531 shares outstanding actual, and as adjusted(3)	$1,978		$1,978
Additional paid-in capital	$4,215,297	$
Treasury stock, at cost	$(102,774)		$(102,774)
Accumulated deficit	$(3,623,264)		$(3,623,264)
Total Brookdale Senior Living Inc. stockholders’ equity	$491,237	$

Noncontrolling interest	$1,562		$1,562

Total equity	$492,799	$

Total capitalization	$4,312,728	$

(1)

The amount shown in the as adjusted column includes the aggregate principal amount of the amortizing notes offered hereby assuming no exercise of the underwriters’ option to purchase an additional 375,000 Units, net of the underwriters’ discount and the fees and expenses that we are required to recognize.

(2)

On October 13, 2022, we obtained $220.0 million of debt secured by first priority mortgages on 24 communities. The loan bears interest at a variable rate equal to the one-month SOFR plus a margin of 245 basis points, and is interest only for the first three years. The debt matures in October 2025 with two one-year renewal options, exercisable subject to certain performance criteria. The debt documents contain a requirement for us to maintain liquidity of at least $130.0 million and 25% of the loan amount is subject to a guaranty by us. The proceeds from the financing were primarily utilized to repay $199.6 million of outstanding mortgage debt maturing in 2023 and to purchase a SOFR interest rate swap instrument for $6.1 million. The interest rate swap instrument has a $220.0 million notional amount, a fixed interest rate of 3.0%, and a term of eighteen months. After giving effect to the above-referenced refinancing, our total debt (current and long-term) as of September 30, 2022 would have been $3,835,113 without giving effect to this offering. The amount shown in the as adjusted column does not reflect the effects of the above-referenced refinancing.

(3)

The number of issued and outstanding shares of common stock shown in the table above excludes (i) 4,948,272 shares of our common stock to be issued upon settlement of outstanding restricted stock units;

(ii) 8,261,031 additional shares of our common stock reserved for future issuance under our 2014 Omnibus Incentive Plan; (iii) 35,936 additional shares of our common stock reserved for future issuance under our Director Stock Purchase Plan, and (iv) up to 38,333,318 shares of our common stock reserved for future issuance upon conversion of the outstanding 2.00% convertible senior notes (after giving effect to additional shares that would be issuable upon conversion in connection with the occurrence of certain corporate or other events); (v) 16,300,000 shares of our common stock reserved for issuance upon exercise of outstanding warrants, in each case as of September 30, 2022; and (vi) shares of common stock reserved for issuance upon the settlement of the purchase contracts offered by this prospectus supplement.

MARKET PRICE OF COMMON STOCK

Our common stock is listed on the NYSE, under the symbol “BKD.”

On November 15, 2022, the last reported sale price of our common stock on the NYSE was $4.92 per share. As of November 14, 2022, there were 356 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

On December 30, 2008, our Board of Directors voted to suspend our quarterly cash dividend indefinitely. We may determine to pay a regular quarterly dividend to the holders of our common stock in the future, but in the near term, we anticipate deploying capital to, among other uses, fund: planned capital expenditures; any acquisition, investment, development, or potential lease restructuring opportunities that we identify, investments to support our strategy, or reductions to our debt and lease leverage.

Our ability to pay and maintain cash dividends in the future will be based on many factors, including then-existing contractual restrictions or limitations, our ability to execute our strategy, our ability to negotiate favorable lease and other contractual terms, anticipated operating expense levels, our capital expenditure plans, the level of demand for our units, occupancy rates, the rates we charge, and our liquidity position. Some of the factors are beyond our control and a change in any such factor could affect our ability to pay or maintain dividends. We can give no assurance as to our ability to pay or maintain dividends in the future. As we have done in the past, we may also pay dividends in the future that exceed our net income for the relevant period as calculated in accordance with GAAP.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following contains a summary of certain material provisions of the Revolving Credit Agreement and certain of the Company’s other debt agreements. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents. Terms not otherwise defined in this section shall, unless the context otherwise requires, have the same meanings set out in the Revolving Credit Agreement or the documents governing the Company’s other indebtedness, as the case may be.

Credit Facilities

On December 11, 2020, we entered into a revolving credit agreement with Capital One, National Association, as administrative agent and lender and the other lenders from time to time parties thereto (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides a commitment amount of up to $80.0 million which can be drawn in cash or as letters of credit. The agreement matures on January 15, 2024. Amounts drawn under the facility will bear interest at 30-day LIBOR plus an applicable margin which was 2.75% as of September 30, 2022. Additionally, a quarterly commitment fee of 0.25% per annum was applicable on the unused portion of the facility as of September 30, 2022. The revolving credit facility is currently secured by first priority mortgages and negative pledges on certain of our communities. Available capacity under the facility will vary from time to time based upon borrowing base calculations related to the appraised value and performance of the communities securing the credit facility and the variable interest rate of the credit facility.

As of September 30, 2022, $72.6 million of letters of credit and no cash borrowings were outstanding under the Revolving Credit Agreement and the facility had $6.9 million of availability. We also had a separate secured letter of credit facility (the “LCFCA”) providing up to $15.0 million of letters of credit as of September 30, 2022, under which $13.9 million had been issued as of that date.

Convertible Notes

On October 1, 2021, we issued $230.0 million principal amount of our 2.00% convertible senior notes due 2026 (the “Convertible Notes”). The Convertible Notes were issued pursuant to, and are governed by, an indenture (the “2021 Indenture”), dated as of October 1, 2021, by and between us and American Stock Transfer & Trust Company, LLC, as trustee (the “2021 Trustee”). As of September 30, 2022, the total principal balance of Convertible Notes outstanding was $230.0 million.

The Convertible Notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Convertible Notes, and equal in right of payment to any of our indebtedness that is not so subordinated. The Convertible Notes are effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of our current or future subsidiaries.

The Convertible Notes bear interest at 2.00% per year, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2022. The Convertible Notes will mature on October 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. Holders of the Convertible Notes may convert all or any portion of their Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the Convertible Notes on each such trading day; (3) if we call any or all of the Convertible Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Convertible Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after July 15, 2026, holders may convert all or any portion of their Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

The conversion rate for the Convertible Notes is initially 123.4568 shares of our common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $8.10 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the issuance of a notice of redemption, we will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event or who elects to convert any Convertible Notes called (or deemed called) for redemption during the related redemption period in certain circumstances.

We may not redeem the Convertible Notes prior to October 21, 2024. We may redeem for cash all or (subject to certain limitations) any portion of the Convertible Notes, at our option, on or after October 21, 2024 and prior to the 51st scheduled trading day immediately preceding the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Convertible Notes.

If we undergo a fundamental change (as defined in the 2021 Indenture) prior to the maturity date, holders may require us to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been, and are not required to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Convertible Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Convertible Notes were resold by the initial purchasers to persons whom the initial persons reasonably believed are “qualified institutional buyers,” as defined in Rule 144A under the Securities Act.

Restrictive Covenants

Debt Documents

Certain of our debt documents contain restrictions and financial covenants, such as those requiring us to maintain prescribed minimum liquidity, net worth and stockholders’ equity levels and debt service ratios, and requiring us not to exceed prescribed leverage ratios, in each case on a consolidated, portfolio-wide, multi-community, single-community and/or entity basis. In addition, our debt documents generally contain non-financial covenants, such as those requiring us to comply with Medicare or Medicaid provider requirements and maintain insurance coverage.

Our failure to comply with applicable covenants could constitute an event of default under the applicable debt documents. Many of our debt documents contain cross-default provisions so that a default under one of these instruments could cause a default under other debt and lease documents (including documents with other lenders and lessors). Furthermore, our debt is secured by our communities and, in certain cases, a guaranty by us and/or one or more of our subsidiaries.

Leases

As of September 30, 2022, we had $1.3 billion of operating and financing lease obligations. The substantial majority of our lease arrangements are structured as master leases. Under a master lease, numerous communities are leased through an indivisible lease. We typically guarantee the performance and lease payment obligations of its subsidiary lessees under the master leases. An event of default related to an individual property or limited number of properties within a master lease portfolio may result in a default on the entire master lease portfolio.

In addition, certain of our community leases contain other customary terms, which may include assignment and change of control restrictions, maintenance and capital expenditure obligations, termination provisions and financial covenants, such as those requiring us to maintain prescribed minimum liquidity, net worth, and stockholders’ equity levels and lease coverage ratios, in each case on a consolidated, portfolio-wide, multi-community, single-community and/or entity basis. In addition, our lease documents generally contain non-financial covenants, such as those requiring us to comply with Medicare or Medicaid provider requirements and maintain insurance coverage.

Our failure to comply with applicable covenants could constitute an event of default under the applicable lease documents. Many of our debt and lease documents contain cross-default provisions so that a default under one of these instruments could cause a default under other debt and lease documents (including documents with other lenders and lessors). Certain leases contain cure provisions, which generally allow us to post an additional lease security deposit if the required covenant is not met. Furthermore, our leases are secured by our communities and, in certain cases, a guaranty by us and/or one or more of our subsidiaries.

DESCRIPTION OF THE UNITS

We are offering 2,500,000 Units (or up to 2,875,000 Units if the underwriters exercise their option to purchase additional Units), each with a stated amount of $50.00. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) and a senior amortizing note (an “amortizing note”), in each case issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement and under the caption “Description of Debt Securities” in the accompanying prospectus contain a description of all of the material terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

•

the purchase contract agreement (the “purchase contract agreement”), to be dated the date of first issuance of the Units, to be entered into among us, American Stock Transfer & Trust Company, LLC, as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•

the indenture, between us, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, and a related supplemental indenture, between us, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued.

The indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms “we,” “us” and “our” mean Brookdale Senior Living Inc. and do not include any of our subsidiaries.

Components of the Units

Each Unit offered is comprised of:

•

a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than November 15, 2025 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier settled, a number of shares of our common stock, par value $0.01 per share (the “common stock”) per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock”; and

•

a senior amortizing note issued by us with an initial principal amount of $             that pays quarterly installments of $         per amortizing note (except for the February 15, 2023 installment payment, which will be $         per amortizing note), which cash payment in the aggregate will be equivalent to     % per year with respect to the $50.00 stated amount per Unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” or settled at our option as described in “Description of the Purchase Contracts—Early Settlement at Our Election,” we will deliver to you not more than                  shares and not less than                  shares of our common stock on the mandatory settlement date, based upon the applicable “settlement rate” (as defined below), which is subject to adjustment as described herein, and the “applicable market value” (as defined below) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $         . On each February 15, May 15, August 15 and November 15, commencing on February 15, 2023, we will pay cash installments of $         on each amortizing note (except for the February 15, 2023 installment payment, which will be $         per amortizing note). Each installment will constitute a payment of interest (at a rate of     % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $         and the fair market value of each purchase contract is $         , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the IRS).

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 15, 2025 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the business day immediately preceding any installment payment date (provided the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 15, 2025 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date and also excluding the business day immediately preceding any installment payment date (provided that the right to recreate the Units shall resume after such business day), you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation, and neither we nor the purchase contract agent will have any liability therefor.

Global Securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry Procedures and Settlement.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•

irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•

in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of ours; and

•

the allocation of the $50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $         and such holder’s initial tax basis in each amortizing note will be $        .

Listing of Securities

We have applied to list the Units on the NYSE under the symbol “BKDT,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, certain of the underwriters have advised us that they intend to make a market in the Units, but such underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and such underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor, in our sole discretion, to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Our common stock is listed on the NYSE under the symbol “BKD.” We have applied to have the shares of our common stock deliverable upon settlement of all purchase contracts approved for listing on the NYSE.

Title

We and the purchase contract agent will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or amortizing note as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt (including the current portion) and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be calculated using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $         for the amortizing note and $         for the purchase contract, as set forth in the purchase contract agreement.

Based on the expected structure of the Units, we expect the purchase contracts to meet equity classification. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles.

We are continuing to evaluate the earnings per share considerations of the Units, including whether the purchase contracts represent participating securities. We expect our earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. Our basic earnings per share may include the minimum shares issuable under the purchase contract for each period and our diluted earnings per share will include any incremental shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive.

Replacement of Unit Certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding November 15, 2025 or any early settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, we, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of the shares of common stock issuable pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and neither we nor the purchase contract agent will have any liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the purchase agreement will be available as described under “Where You Can Find More Information.”

Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 15, 2025 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Following such separation, purchase contracts may be transferred separately from amortizing notes.

As used in this section, the terms “we,” “us” and “our” mean Brookdale Senior Living Inc. and do not include any of our subsidiaries.

Mandatory Settlement

Unless previously settled at your or our option, on November 15, 2025 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”), each purchase contract will automatically settle, and we will deliver a number of shares of our common stock based on the applicable settlement rate as described under “—Delivery of Common Stock.”

On the mandatory settlement date, our common stock will be issued and delivered to you or your designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.

Early Settlement

You, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, only under the following circumstances:

Early Settlement upon Satisfaction of Sale Price Condition

On or after February 15, 2023 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 15, 2025, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of our common stock has been greater than or equal to 110% of the threshold appreciation price then in effect on each day in such 20 consecutive trading day period.

The “closing price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S.

national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “closing price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Early Settlement upon Satisfaction of Trading Price Condition

On or after February 15, 2023 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 15, 2025, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the “trading price” per Unit, as determined following a written request by a holder of Units in accordance with the procedures described below, for each trading day of the measurement period was less than 97% of the product of the closing price of our common stock and the maximum settlement rate on each such trading day and (y) the closing price of our common stock on each trading day of the measurement period was less than 70% of the reference price on each such trading day.

The “trading price” of the Units on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for 20,000 Units at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for 20,000 Units from a nationally recognized securities dealer, then the trading price per Unit will be deemed to be less than 97% of the product of the closing price of our common stock and the maximum settlement rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per Unit will be deemed to be less than 97% of the product of the closing price of our common stock and the maximum settlement rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per Unit unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder or holders in the aggregate of at least 40,000 Units provides us with reasonable evidence that the trading price per Unit would be less than 97% of the product of the closing price of our common stock and the maximum settlement rate. At such time, we shall instruct the bid solicitation agent in writing (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per Unit beginning on the next trading day and on each successive trading day until the trading price per Unit is greater than or equal to 97% of the product of the closing price of our common stock and the maximum settlement rate. At such time as we direct the bid solicitation agent in writing to solicit bid quotations, we shall provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we shall direct those security dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders of Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per Unit is greater than or equal to 97% of the product of the closing price of our common stock and the maximum settlement rate for such date, we will so notify the holders of Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing, and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until a new holder request is made as provided above.

The purchase contract agent will initially act as the bid solicitation agent.

Early Settlement upon Specified Corporate Events

Certain Distributions

If, prior to 5:00 p.m. New York City time, on the second scheduled trading day immediately preceding November 15, 2025, we elect to:

•

issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the closing prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock), which distribution has a per share value, as reasonably determined by us, exceeding 10% of the closing price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the Units and separate purchase contracts, the purchase contract agent and the trustee (if other than the purchase contract agent) in writing at least 30 scheduled trading days (as defined below) prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the purchase contracts may not otherwise be settled at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a fundamental change (as defined under “—Early Settlement Upon a Fundamental Change”) occurs prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 15, 2025 or (ii) we are a party to a “reorganization event” (as defined under “—Recapitalizations, Reclassifications and Changes of our Common Stock”) (other than a reorganization event effected solely for the purpose of changing our jurisdiction of organization that (x) does not constitute a fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity and such common stock becomes exchange property for the purchase contracts) that occurs prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding November 15, 2025, then, in each case, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, at any time from or after the effective date of the transaction or event until 5:00 p.m., New York City time, on the 30th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding November 15, 2025). We will notify holders of the Units and separate purchase contracts, the trustee and the purchase contract agent (if other than the trustee) in writing as promptly as practicable following the date we publicly announce such transaction or event.

Early Settlement Procedures

If you elect to settle any of your purchase contracts early in accordance with the foregoing conditions, we will deliver a number of shares of our common stock per purchase contract based on the applicable settlement rate as described under “—Delivery of Common Stock,” unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change.”

Your right to receive common stock upon early settlement of a purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of such purchase contract, (ii) if such purchase contract or the Unit that includes such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures and (iii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC’s applicable procedures.

Upon surrender of the purchase contract or the related Unit and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than 5:00 p.m., New York City time, on any business day, then that day will be considered the “early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the “early settlement date.” Prior to 5:00 p.m., New York City time, on the early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Delivery of Common Stock

For each purchase contract, we will deliver to you on the mandatory settlement date or, in the case of an early settlement as described under “—Early Settlement,” on the date as described above under “—Early Settlement—Early Settlement Procedures,” a number of shares of our common stock. Other than for any early settlement of purchase contracts in connection with a fundamental change, the number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•

if the applicable market value of our common stock is greater than or equal to the threshold appreciation price, then you will receive                  shares of common stock for each purchase contract (the “minimum settlement rate”);

•

if the applicable market value of our common stock is greater than the reference price but less than the threshold appreciation price, then you will receive a number of shares of common stock for each purchase contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

•

if the applicable market value of our common stock is less than or equal to the reference price, then you will receive                  shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate, reference price and threshold appreciation price are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The reference price is equal to $50 divided by the maximum settlement rate (rounded to the nearest $0.0001) and is approximately equal to $        , which is the last reported sale price of our common stock on the NYSE on the pricing date of this offering.

The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate (rounded to the nearest $0.0001). The threshold appreciation price, initially $        , represents an appreciation of approximately     % over the reference price.

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract on the mandatory settlement date (or in respect of an early settlement other than in connection with a fundamental change) at assumed applicable market values, based on a reference price of $         and a threshold appreciation price of $        . The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the purchase contracts have not been settled early at the option of holders as described under “—Early Settlement Upon a Fundamental Change” below. We cannot assure you that the actual applicable market value will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date (or in respect of the applicable early settlement date) the following numbers of shares of common stock for each Unit or separate purchase contract at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

As the above table illustrates, if, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is greater than or equal to the threshold appreciation price, we would be obligated to deliver                  shares of common stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $50.00 at the reference price on the pricing date of this offering.

If, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is less than the threshold appreciation price but greater than the reference price of approximately $         , we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable) equal to $50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date (or in respect of the applicable early settlement date, as applicable), the applicable market value is less than or equal to the reference price of approximately $        , we would be obligated to deliver upon settlement of the purchase contract                  shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, the holder would realize a loss on the decline in market value of the common stock below the reference price.

Because the applicable market value of the common stock is determined over the 20 consecutive “trading days” (as defined below) beginning on, and including, the 21st scheduled trading day immediately preceding November 15, 2025 (or, in the case of an early settlement other than in connection with a fundamental change, over the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date), the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or daily VWAP) of the common stock on November 15, 2025 (or such early settlement date, as the case may be). In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the date such shares are delivered.

The term “applicable market value” means the arithmetic average of the daily VWAPs of our common stock on each of the trading days during the applicable market value averaging period.

“Market value averaging period” means (i) in the case of mandatory settlement on the mandatory settlement date, the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 15, 2025 and (ii) in the case of any early settlement (other than in connection with a fundamental change), the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date.

The “daily VWAP” of our common stock on any trading day means such price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page BKD.US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Trading day” for purposes of determining any consideration due at settlement of a purchase contract means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock

(or other security for which a daily VWAP must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If one or more of the 20 consecutive scheduled trading days beginning on, and including, the 21st scheduled trading day immediately preceding November 15, 2025 is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon settlement of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change in accordance with the procedures described under “—Early Settlement—Early Settlement Procedures” above, you will receive per purchase contract a number of shares of our common stock or cash, securities or other property, as applicable, equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at 5:00 p.m., New York City time, on the 30th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding November 15, 2025) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period, then that day will be considered the “fundamental change early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) if not solely our common stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•

any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the outstanding shares of our common stock;

•

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries;

•	our common stockholders approve any plan or proposal for the liquidation or dissolution of us; or

•

our common stock (or other common stock receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in the first two bullets above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quotes when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

The “fundamental change early settlement rate” will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in the second bullet of the definition of “fundamental change” in which all holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•

in all other cases, the stock price will be the arithmetic average of the daily VWAPs of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
November , 2022
November 15, 2023
November 15, 2024
November 15, 2025

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the applicable stock price is greater than $         per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•

if the applicable stock price is less than $         per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the “minimum stock price”), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is                 , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will deliver the shares of our common stock, securities, cash or other property payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date. Prior to 5:00 p.m., New York City time, on the fundamental change early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock or other securities, if applicable, shall be issuable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a Unit at the holder’s election upon a fundamental change, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date or the mandatory settlement date, as the case may be.

Early Mandatory Settlement at our Election

We have the right to settle the purchase contracts on or after November 15, 2023, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below, if the closing price of our common stock for 20 or more consecutive trading days ending on the second trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day. We refer to this right as our “early mandatory settlement right.”

The “early mandatory settlement rate” will be the settlement rate that would apply as set forth above under “—Delivery of Common Stock” for an early settlement at your option as described above under “—Early Settlement” as if the notice date was the applicable early settlement date.

In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the “early mandatory settlement notice”) and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

•	the early mandatory settlement rate;

•

the date on which we will deliver shares of our common stock following exercise of our early mandatory settlement right (the “early mandatory settlement date”), which will be (i) on or after November 15, 2023 and (ii) on the second business day following the date of our notice (the “notice date”) (or such later date as may be required by applicable securities laws);

•

that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the “repurchase price” and “repurchase date” (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the last date on which holders of amortizing notes may exercise their repurchase right; and

•	the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

We will deliver the shares of our common stock and any cash payable for fractional shares to you on the early mandatory settlement date. Prior to 5:00 p.m., New York City time, on the notice date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the notice date.

Adjustments to the Fixed Settlement Rates

The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of a share split, a share combination, or a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

(1) If we exclusively issue shares of our common stock to all or substantially all holders of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, then each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	OS1 OS0

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the fixed settlement rates shall be immediately readjusted, effective as of the date we determine not to pay such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the closing prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	OS0 + X
OS0 + Y

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the fixed settlement rates shall be decreased to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the fixed settlement rates shall be decreased to the fixed settlement rates that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

distributions of exchange property issued upon conversion of, or in exchange for, our common stock in a transaction described in “—Recapitalizations, Reclassifications, and Changes of our Common Stock”; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	SP0
SP0 – FMV

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

SP0	=	the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid or made, the fixed settlement rates shall be decreased to be the fixed settlement rates that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, in respect of each purchase contract, at the same time and upon the same terms as holders of our common stock and without having to early settle their purchase contracts, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the maximum settlement rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	FMV0 + MP0
MP0

where,

SR0	=	such fixed settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	such fixed settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of closing price set forth below as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the closing prices of our common stock over the valuation period.

The adjustment to the fixed settlement rates under the preceding paragraph will occur at 5:00 p.m., New York City time, on the last trading day of the valuation period; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period, the reference in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, such determination date for purposes of determining the fixed settlement rates.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, then each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	SP0
SP0 – C

where,

SR0	=	such fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	such fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the fixed settlement rates shall be decreased, effective as of the date we determine not to make or pay such dividend or distribution, to be the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock and without having to early settle their purchase contracts, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

SR0	=	such fixed settlement rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

SR1	=	such fixed settlement rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the fixed settlement rates under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires, references in the preceding paragraph to 10 consecutive trading days and 10th trading day will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, such determination date for purposes of determining the fixed settlement rates.

If we are obligated to purchase shares of our common stock pursuant to any such tender or exchange offer described in clause (5) but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the fixed settlement rates will be readjusted to be the fixed settlement rates that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Except as stated herein, we will not adjust the fixed settlement rates for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

If we have a rights plan in effect on any date for determining the number of shares of our common stock issuable to a holder, you will receive, in addition to any shares of common stock received in connection with settlement of the purchase contracts, the rights under the rights plan. However, if, prior to such determination date, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the fixed settlement rates will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

“Trading day” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a closing price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Record date” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by us, statute, contract or otherwise).

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our common stock issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•

upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•

upon the issuance of any common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (5) above;

•

for the sale or issuance of shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (1) through (5) above;

•	for a third party tender offer (other than a tender offer by one of our subsidiaries);

•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued; or

•	solely for a change in, or elimination of, the par value of our common stock.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each revised fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

Whenever we are required to calculate the closing prices, the daily VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value or the “stock price”), our board of directors (or a committee thereof) will make appropriate adjustments, if any, consistent with clauses (1) through (5) above, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-dividend date, effective date or expiration date of any tender or exchange offer occurs during the period in which the closing prices, the daily VWAPs or such other prices or amounts are to be calculated.

Recapitalizations, Reclassifications and Changes of our Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of common stock would have been entitled to receive immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. The number of units of exchange property we will deliver for each purchase contract settled following the effective date of such reorganization event will be equal to the number of shares of our common stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to 5:00 p.m., New York City time, on the determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property that a holder of one share of our common stock would have received in such reorganization event, and such value will be determined (i) in the case of any publicly traded securities that comprise all or part of the exchange property, based on the daily VWAP of such securities; (ii) in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and (iii) in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates” and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common stock (or other exchange property then underlying the purchase contracts).

In addition, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “United States Federal Income Tax Considerations.” If you are a “Non-U.S. Holder” (as defined below in “United States Federal Income Tax Considerations”), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of our common stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a Non-U.S. Holder. See “United States Federal Income Tax Considerations.”

Fractional Shares

No fractional shares of our common stock will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the daily VWAP of our common stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be.

Legal Holidays

In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the number of shares of common stock that would be deliverable per purchase contract as described in “—Delivery of Common Stock” above on the mandatory settlement date as if references to “November 15, 2025” in the definition of “market value averaging period” were to the date of such specified event of bankruptcy, insolvency or reorganization with respect to us. However, a bankruptcy court may prevent us from delivering our common stock in settlement of the accelerated purchase contracts. In such event, a holder may have a damage claim against us for the value of the common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that any such damage claim that holders have against us following such acceleration would rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, we expect you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•

to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•

upon the occurrence of a reorganization event, solely (i) to provide that each purchase contract will become a contract to purchase exchange property and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•

to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the rules of the depositary; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders, as determined by us in good faith.

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right; or

•

reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officers’ certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement and does not violate the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.

Consolidation, Merger, Sale or Conveyance

Under the purchase contract agreement, we are permitted to consolidate with or merge with or into another company. We are also permitted to sell, assign, transfer, lease or convey all or substantially all of our assets to another company. However, if we take any of these actions (other than any conveyance, transfer or lease to one or more of our wholly-owned subsidiaries), we must meet the following conditions:

•

the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall expressly assume all of our obligations under the purchase contracts and the purchase contract agreement via a supplement to the purchase contract agreement;

•

the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

•	immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement.

Reservation of Common Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement of the purchase contracts, the number of shares of common stock that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the Units and the purchase contracts will be construed in accordance with and governed by the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

American Stock Transfer & Trust Company, LLC will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

The amortizing notes will be issued by us pursuant to an indenture, between us, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, and a related supplemental indenture, between us, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued (collectively referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes taken together with the description under “Description of Debt Securities” in the accompanying prospectus contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of base indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to that registration statement. A copy of the base indenture is, and a copy of the supplemental indenture will be, available as described under “Where You Can Find More Information.”

As used in this section, the terms “we,” “us” and “our” mean Brookdale Senior Living Inc. and do not include any of our subsidiaries.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $         (or up to $         if the underwriters exercise their option to purchase additional Units). The final installment payment date will be November 15, 2025. We may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding November 15, 2025 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date.” Following such separation, amortizing notes may be transferred separately from amortizing notes.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under “Book-Entry Procedures and Settlement.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices as described in the indenture. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry Procedures and Settlement.”

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Ranking

The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness (including borrowings under the Revolving Credit Agreement and separate secured letter of credit facility), to the extent of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.

As of September 30, 2022, we had $3.8 billion principal amount of debt outstanding (including $3.6 billion principal amount of non-recourse property-level mortgage financings and $230.0 million principal amount of unsecured 2.00% convertible senior notes) and $1.3 billion of operating and financing lease obligations. As of September 30, 2022, $72.6 million of letters of credit and no cash borrowings were outstanding under our Revolving Credit Agreement, and $13.9 million of letters of credit had been issued under our separate secured letter of credit facility providing for up to $15.0 million of letters of credit.

Installment Payments

Each amortizing note will have an initial principal amount of $        . On each February 15, May 15, August 15 and November 15, commencing on February 15, 2023 (each, an “installment payment date”), we will pay, in cash, quarterly installments of $         on each amortizing note (except for the February 15, 2023 installment payment, which will be $         per amortizing note). Each installment will constitute a payment of interest (at a rate of     % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the amortizing notes do not remain in book-entry only form, then we will have the right to elect that each regular record date will be each February 1, May 1, August 1 and November 1 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest
February 15, 2023	$	$
May 15, 2023	$	$
August 15, 2023	$	$
November 15, 2023	$	$
February 15, 2024	$	$
May 15, 2024	$	$
August 15, 2024	$	$
November 15, 2024	$	$
February 15, 2025	$	$
May 15, 2025	$	$
August 15, 2025	$	$
November 15, 2025	$	$

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right with respect to the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Settlement at Our Option” (and which may or may not fall on the early mandatory settlement date).

The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of     %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the number of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

•	the number of the withdrawn amortizing notes; and

•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

•

such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•

all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

Upon repurchase of the amortizing note component of a Unit prior to the related early mandatory settlement date, the purchase contract component of such Unit will remain outstanding (pending such early mandatory settlement date) and beneficially owned by or registered in the name of, as the case may be, the holder who elected repurchase of the related amortizing note.

In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

Notwithstanding anything to the contrary in the base indenture, the following will be the events of default with respect to the amortizing notes:

•

a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of series of securities other than the amortizing notes), which default continues uncured for a period of 90 days after written notice shall have been given, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding amortizing notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

•	default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable; or

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days; or

•

our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due and continuance of such failure for a period of five business days; or

•	certain events of bankruptcy, insolvency or reorganization involving us.

If an event of default described in first, second, third or fourth bullet above occurs and is continuing, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the amortizing notes then outstanding by notice in writing to us (and to the trustee if given by holders of the amortizing notes), may declare the entire principal of all amortizing notes, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an event of default described in the fifth bullet above occurs and is continuing, then the principal amount of all amortizing notes then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the amortizing notes.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders of the amortizing notes pursuant to the provisions of the indenture, unless such holders of the amortizing notes shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding amortizing notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the amortizing note.

No holder of any amortizing note shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(a)	such holder has previously given written notice to the trustee of an event of default and the continuance thereof with respect to the amortizing notes;

(b)

the holders of not less than 25% in principal amount of the outstanding amortizing notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

(c)	such holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the expenses and liabilities to be incurred in compliance with such request;

(d)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding amortizing notes;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided for in the indenture and for the equal and ratable benefit of all holders of amortizing notes.

Notwithstanding the foregoing, the holder of any amortizing note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such amortizing note on each installment payment date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

We will deliver to the trustee, within 120 days after the end of each fiscal year of ours, a certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president or treasurer stating whether the signers thereof know of any default or event of default that occurred during the previous year.

Discharge and Defeasance of Indenture

The discharge and defeasance provisions set forth in the indenture will be applicable to the amortizing notes; provided that (i) references therein to “principal” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price constituting the principal amount of the amortizing notes” and (ii) references therein to “interest” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price constituting the accrued but unpaid interest on the amortizing notes.”

Limitations on Mergers, Consolidations and Sales of Assets

Pursuant to the terms of the indenture, we shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person or entity (other than any such conveyance, transfer or lease to one or more of our wholly-owned subsidiaries) unless:

(a) either we shall be the continuing corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations on the amortizing notes and under the indenture; and

(b) immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

We shall deliver to the trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with the indenture.

Modifications and Amendments

We and the trustee may enter into a supplemental indenture with the written consent of the holders of at least a majority in principal amount of the outstanding amortizing notes (including consents obtained in connection with a tender offer or exchange offer for the amortizing notes), for the purpose of amending or modifying the provisions of the indenture or amending or modifying the rights of the holders of the amortizing notes, and, except as described above under “Events of Default,” the holders of at least a majority in principal amount of the outstanding amortizing notes by notice to the trustee may waive our compliance with any provision of the indenture or the amortizing notes; provided that, without the consent of each holder of the amortizing notes, an amendment, modification or waiver may not:

•	extend the final maturity of any amortizing notes;

•	reduce the principal amount of any amortizing note, or premium on any amortizing note, if any;

•	reduce the rate or extend the time of payment of interest on any amortizing note;

•	postpone any installment payment date or reduce the amount owed on any installment payment date;

•	reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment;

•

make the principal of any amortizing note, or premium on any amortizing note, if any, or interest on any amortizing note, payable in any coin or currency other than that provided in the amortizing notes or in accordance with the terms of any amortizing note;

•	alter the provisions of the indenture relating to judgment currency;

•

impair or affect the right of any holder of amortizing notes to institute suit for the payment of the amortizing notes when due or any right of repayment at the option of the holder or amortizing notes;

•

reduce the aforesaid percentage of amortizing notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders of amortizing notes is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; or

•	modify any provision of this paragraph.

In addition, we and the trustee may amend or supplement the indenture without the consent of any holder of the amortizing notes:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the amortizing notes any property or assets;

•	to comply with the provisions set forth above under the heading “Limitations on Mergers, Consolidations and Sales of Assets”;

•

to add to our covenants in the indenture such further covenants, restrictions, conditions or provisions as we and the trustee shall consider to be for the protection of the holders of amortizing notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture as herein set forth (provided that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the amortizing notes to waive such an event of default;

•	add a guarantor or permit any person or entity to guarantee the obligations under the amortizing notes;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the issuance of and establish the form and terms and conditions of securities of any series of debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the amortizing notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated amortizing notes in addition to or in place of certificated amortizing notes;

•	to make any change that does not adversely affect the rights of any holder of amortizing notes, as determined by us in good faith;

•	to comply with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•

amend or supplement the indenture or the amortizing notes to conform the provisions of the indenture or the amortizing notes to any provision of the “Description of the Amortizing Notes” section in the preliminary prospectus supplement for this Units offering, as supplemented by the related pricing term sheet.

Governing Law

The indenture and the amortizing notes shall be construed in accordance with and governed by the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership, and disposition of the Units, the purchase contracts and amortizing notes that are components of Units, and shares of our common stock acquired under a purchase contract. This discussion applies only to holders who acquire Units for cash upon original issuance at the $50.00 offering price and who hold the Units, the components of the Units and shares of our common stock acquired under a purchase contract as capital assets (generally, property held for investment).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Units, purchase contracts, amortizing notes or shares of our common stock;

•	persons holding Units, purchase contracts, amortizing notes or shares of our common stock as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	certain former citizens and residents of the United States;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	controlled foreign corporations;

•	passive foreign investment companies;

•

persons required under section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to conform the timing of income accruals with respect to the Units, purchase contracts, amortizing notes or shares of our common stock to their financial statements;

•

“qualified foreign pension funds” as defined in section 897(l)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds, or any other entity that is subject to special rules or exemptions under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”); or

•	persons that receive the Units, purchase contracts, amortizing notes or shares of our common stock as compensation or in connection with the performance of services.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, purchase contracts, amortizing notes or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding Units, purchase contracts, amortizing notes or common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Units, purchase contracts, amortizing notes or the common stock.

This summary is based on the Code, administrative pronouncements, judicial decisions and Treasury Regulations, all as in effect as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect. This discussion does not address any U.S. federal tax consequences (such as estate, gift, Medicare, alternative minimum tax, or other non-income tax consequences) other than regular income tax consequences or any state, local or non-U.S. tax consequences. Persons considering the purchase of Units are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Units, purchase contracts, amortizing notes or our common stock acquired under a purchase contract that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Unit, purchase contract, amortizing note or share of common stock acquired under a purchase contract that is, for U.S. federal income tax purposes, neither a partnership for U.S. federal income tax purposes nor a U.S. Holder.

Characterization of Units and Amortizing Notes

Although there is no authority directly on point and therefore the issue is not free from doubt, we believe that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (1) a prepaid purchase contract to acquire our common stock and (2) an amortizing note that is treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. federal income tax purposes.

If, however, the components of a Unit were treated as a single instrument (or, even if respected as separate, if the amortizing notes or purchase contracts were treated as our stock), the U.S. federal income tax consequences could differ from the consequences described below. Any such consequences could be significantly less favorable to a holder than those described below, including, for example by requiring a U.S. Holder to recognize as income the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, or subjecting a Non-U.S. Holder to U.S. federal income or withholding tax on payments of principal and interest on the amortizing note or on gain realized on the disposition of such instrument (including the deemed conversion for common stock).

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes, and no assurance can be given that the IRS will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. No ruling has been or will be sought concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the tax consequences to you of holding and disposing of the Units, including the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments, the characterization of the amortizing notes as indebtedness, and the characterization of the purchase contracts as contracts to acquire our common stock, will be respected for U.S. federal income tax purposes.

Allocation of Offering Price

The $50.00 offering price of each Unit will be allocated between the purchase contract and the amortizing note that constitute the Unit in proportion to their relative fair market values at the time of issuance. That allocation of the offering price will establish your initial tax basis in the purchase contract and amortizing note.

We intend to take the position that the offering price allocated to each purchase contract and amortizing note will be $             and $            , respectively. That allocation will be binding on you (but not the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. federal income tax return for the taxable year in which you acquire Units pursuant to this offering. The remainder of this discussion assumes that this allocation of offering price to each purchase contract and amortizing note will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Payments on the Amortizing Notes

Stated interest on an amortizing note will generally be taxable as ordinary interest income at the time it is paid or accrued in accordance with a U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Payments on the amortizing notes other than stated interest (including the portion of each installment payment that is not treated as interest) will be treated as a tax-free return of principal and reduce a U.S. Holder’s tax basis in such note. It is expected, and this discussion assumes, that the amortizing notes will be treated as issued with no more than de minimis original issue discount for U.S. federal income tax purposes.

Settlement of a Purchase Contract

U.S. Holders will not recognize gain or loss on the acquisition of our common stock upon the mandatory or early settlement of a purchase contract except with respect to cash paid in lieu of a fractional share of our common stock. A U.S. Holder’s tax basis in the common stock received under a purchase contract will be equal to its tax basis in the purchase contract less the portion of such tax basis allocable to the fractional share (allocated in accordance with the respective fair market values of the common stock and fractional share). A U.S. Holder’s holding period for the common stock received under a purchase contract will begin the day after the date that stock is received.

Taxation of Distributions on Common Stock Acquired under the Purchase Contracts

Distributions paid on shares of common stock acquired under the purchase contracts (other than certain pro rata distributions of common shares) will generally be treated as a dividend to the extent of our current or accumulated earnings and profits and will be subject to tax as ordinary income when received by a U.S. Holder. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock (reducing that basis accordingly). Any remaining excess will be treated as a capital gain. Dividends received by non-corporate U.S. Holders are generally subject to tax at reduced rates if such U.S. Holders meet certain holding period and other applicable requirements. Dividends received by corporate U.S. Holders are generally eligible for the dividends received deduction if such U.S. Holders meet certain holding period and other applicable requirements.

Constructive Dividends

The settlement rates of the purchase contracts will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the beneficial owner of a purchase contract for U.S. federal income tax purposes.

If we were to make a distribution of cash or property to stockholders and the settlement rates of the purchase contracts were increased, such increase may be deemed to be a distribution to U.S. Holders. In addition, any other increase in the settlement rates of the purchase contracts (including an adjustment to the settlement rates in connection with a fundamental change) may, depending on the circumstances, be deemed to be a distribution to U.S. Holders. However, adjustments to the fixed settlement rates made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the beneficial owners of the purchase contracts (such as in the case of a stock split) will generally not be deemed to result in a constructive distribution. In certain circumstances, the failure to make an adjustment of (or to adjust adequately) the settlement rates may result in a taxable distribution to U.S. Holders, if as a result of such failure the proportionate interest of the U.S. Holders in our assets or earnings and profits is increased.

Any deemed distribution will generally be subject to tax in the same manner as an actual distribution. See “—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts” above. U.S. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Sale or Other Taxable Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock

Upon the sale, exchange, repurchase or other taxable disposition of a purchase contract (including the portion of the purchase contract that is deemed to be sold as a result of the receipt of cash in lieu of a fractional share upon the settlement of the purchase contract), amortizing note or share of our common stock, a U.S. Holder will recognize gain or loss equal to the difference between the (i) amount of cash plus the fair market value of any other property received (excluding amounts representing accrued interest on an amortizing note, which generally will be subject to tax as ordinary interest income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the purchase contract (or portion thereof), amortizing note or share of stock, as the case may be. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition, the purchase contract, amortizing note or share of stock, as the case may be, has been treated as held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Upon the sale, exchange or other taxable disposition of a Unit, a U.S. Holder will be treated as having sold or disposed of the purchase contract and amortizing note that constitute the Unit. The proceeds realized on a disposition of a Unit will be allocated between the purchase contract and amortizing note of the Unit in proportion to their relative fair market values at the time of disposition. As a result, a U.S. Holder will calculate its gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is thus possible that a U.S. Holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit.

Separation and Recreation of Units

U.S. Holders will not recognize gain or loss by (i) separating a Unit into its component purchase contract and amortizing note or (ii) recreating a Unit, as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Tax Consequences to Non-U.S. Holders

Payments on the Amortizing Notes

Under the characterization of each Unit as an investment unit consisting of an amortizing note and a purchase contract for U.S. federal income tax purposes, payments of principal and interest on the amortizing notes by us to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder is not engaged in a U.S. trade or business;

•

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•

the beneficial owner of the note certifies under penalties of perjury on a properly executed IRS Form W-8 (or other applicable form) that it is not a U.S. person and that no withholding is required pursuant to FATCA (discussed below).

Interest paid to a Non-U.S. Holder that does not satisfy the requirements described above will generally be subject to U.S. withholding tax at a rate of 30% (or lower applicable treaty rate, provided that the Non-U.S. Holder satisfies certain certification requirements). However, if a Non-U.S. Holder is engaged in a U.S. trade or business and interest on an amortizing note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be subject to tax on the interest income as discussed below in “—Effectively Connected Income.”

Settlement of a Purchase Contract

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax upon the mandatory or early settlement of a purchase contract (except with respect to cash paid in lieu of a fractional share of our common stock, the tax consequences of which are described below under “––Sale or Other Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock”).

Taxation of Distributions on Common Stock Acquired under the Purchase Contracts

Distributions, including deemed distributions, treated as dividends to the extent of our earnings and profits (as described above under “Tax Consequences to U.S. Holders—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts”) paid to a Non-U.S. Holder on shares of common stock acquired under a purchase contract generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E certifying its entitlement to benefits under the relevant treaty. Nevertheless, it is possible that we or other applicable withholding agents may apply such withholding to the entire amount of any distributions paid by us regardless of whether such distributions (or any portion thereof) are paid from our current and accumulated earnings and profits. If there is any over-withholding, a Non-U.S. Holder may be able to obtain a refund of the over-withheld amount from the IRS by complying with certain applicable procedures. If a Non-U.S. Holder is engaged in a U.S. trade or business, any constructive dividends that are effectively connected with the conduct of the trade or business will be treated as described below in “––Effectively Connected Income.”

If we are or have been a USRPHC and the “regularly traded” exception described above under “—Sale or Other Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock” would not apply to the Non-U.S. Holder, such holder may also be subject to withholding under FIRPTA on the gross amount by which any distribution (including any deemed distribution) exceeds our earnings and profits.

Constructive Dividends

An adjustment to (or failure to make an adjustment or to adjust adequately) the settlement rates of a purchase contract may result in a taxable constructive stock distribution, as described above under “Tax Consequences to U.S. Holders—Constructive Dividends.” Any taxable constructive stock distribution from an adjustment to the settlement rates will generally be treated in the same manner as an actual distribution on our common stock, as described above under “—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts.”

Because a taxable constructive stock dividend would not give rise to any cash from which any applicable withholding could be satisfied, if withholding is required on the Non-U.S. Holder’s behalf (because the Non-U.S. Holder failed to establish an exemption from withholding), such amounts may be withheld from any payments of cash or common stock payable on the sale or settlement of a purchase contract. A Non-U.S. Holder who is subject to U.S. federal withholding should consult its own tax advisor as to whether it can obtain a refund for all or a portion of such amounts. If a Non-U.S. Holder is engaged in a U.S. trade or business, any constructive dividends that are effectively connected with the conduct of the trade or business will be treated as described below in “—Effectively Connected Income.”

Sale or Other Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of Units, purchase contracts, amortizing notes or common stock, unless:

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 or more days in the taxable year in which the disposition takes place and certain other requirements are met, in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder would be subject to a flat 30% U.S. federal income tax on the gain, which may be offset by certain U.S.-source capital losses;

•	the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (the treatment of which is discussed below in “—Effectively Connected Income”), or

•

in the case of gain on our common stock or a purchase contract (including the portion of gain on a Unit that is attributable to a purchase contract), and subject to the “regularly traded” exception described below, we are or have been a U.S. real property holding corporation (“USRPHC”), as defined in the Code, at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period.

We believe that we are currently a USRPHC for U.S. federal income tax purposes. Nevertheless, so long as our common stock continues to be regularly traded on an established securities market in the United States within the meaning of applicable Treasury Regulations, (i) a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of our common stock if the holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition or such holder’s holding period, and (ii) a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of our purchase contracts (x) if the purchase contracts are considered to be regularly traded on an established securities market, the holder has not held more than 5% (actually or constructively) of the total outstanding purchase contracts at any time during the shorter of the five-year period preceding the date of disposition or such holder’s holding period, or (y) if the purchase contracts are not considered to be regularly traded on an established securities market and our common stock continues to be so traded, on the date such holder originally acquires purchase contracts and on any date on which such holder makes subsequent acquisitions of purchase contracts, all purchase contracts (and potentially common stock) held (actually or constructively) by such holder after each such acquisition have an aggregate fair market value of no more than 5% of the fair market value of our total outstanding common stock on each such acquisition date. Though it is expected that the Units and our common stock will be treated as “regularly traded” on an established securities market, no assurance can be given in this regard. We will not initially apply to list the separate purchase contracts on any securities exchange, but we may apply to list such separate purchase contracts in the future as described under this prospectus supplement. It is not entirely clear whether purchase contracts could be treated as “regularly traded” on an established securities market by virtue of being a part of the Units that are so treated.

If the “regularly traded” exception does not apply in the case of gain described in the second bullet above, the Non-U.S. Holder will generally be subject to U.S. federal income tax under FIRPTA on such gain at the regular graduated rates applicable to U.S. Holders, and if the common stock or purchase contract, as applicable, is not treated as regularly traded on an established securities market, a 15% U.S. federal withholding tax may apply to the gross proceeds received upon such disposition. If a Non-U.S. Holder is subject to the tax described in this paragraph, the holder will generally be required to file a U.S. federal income tax return with the IRS.

Effectively Connected Income

If a Non-U.S. Holder is engaged in a U.S. trade or business (and, if required by an applicable income tax treaty, has a U.S. permanent establishment), the Non-U.S. Holder will generally be subject to tax on a net income basis in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above) on payments (including any deemed distributions) on the Units, amortizing notes and common stock and on gain recognized on a sale or other taxable disposition of the Units, purchase contracts, amortizing notes or common stock that are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment). In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or a lower applicable income tax treaty rate) on effectively connected income. In order for payments of interest on the amortizing notes, constructive dividends with respect to the purchase contracts and dividends on the common stock to be exempt from U.S. federal withholding tax described in “—Payments on the Amortizing Notes,” “––Constructive Dividends,” and “—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts” above, the Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8ECI certifying that such income is effectively with the conduct of a U.S. trade or business (and, if applicable, attributable to U.S. permanent establishment). These Non-U.S. Holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of the Units, purchase contracts, amortizing notes and common stock.

Foreign Account Tax Compliance Act

Legislation commonly known as the Foreign Account Tax Compliance Act and guidance thereunder (“FATCA”) requires withholding at a rate of 30% on dividends (including deemed dividends) in respect of our common stock and the purchase contracts, and interest on the amortizing notes, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the IRS to report, on an annual basis, information with respect to interests or accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Accordingly, the entity through which our common stock, purchase contracts, or amortizing notes is held will affect the determination of whether such withholding is required. Similarly, dividends (including deemed dividends) in respect of our common stock and the purchase contracts, and interest on amortizing notes, held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the IRS. We will not pay any additional amounts respect of any amounts withheld. Holders are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in the Units, purchase contracts, amortizing notes or common stock.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

•

the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

•

an Event of Default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as we and it may require.

In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

UNDERWRITING

BofA Securities, Inc. and Barclays Capital Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Units set forth opposite its name below.

Underwriter	Number of Units
BofA Securities, Inc.
Barclays Capital Inc.

Total	2,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Units sold under the underwriting agreement if any of these Units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of our officers, directors or affiliates may participate in this offering on the same terms and conditions as other investors but none of them are obligated to so participate. Any Units sold to our officers and directors in this offering will be subject to the lock-up agreements described under “––No Sales of Similar Securities” below.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Units at the price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                 per Unit. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Units.

	Per Unit	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $        and are payable by us. We have agreed to reimburse the underwriters up to $10,000 for expenses related to any filing with the Financial Industry Regulatory Authority, Inc.

Option to Purchase Additional Units

We have granted an option to the underwriters to purchase up to an additional 375,000 Units at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional number of the Units proportionate to that underwriter’s initial number reflected in the above table.

New York Stock Exchange Listing

The Units are a new issue of securities with no established trading market.

We have applied to list the Units on the NYSE under the symbol “BKDT,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. Listing the Units on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Units.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.”

Our common stock is listed on the NYSE under the symbol “BKD.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

No Sales of Similar Securities

We and our executive officers and directors (each, a “Lock-up Party”) have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of BofA Securities, Inc. and Barclays Capital Inc., directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired by the Lock-up Party or with respect to which the Lock-up Party has or hereafter acquires the power of disposition (collectively, the “Lock-up Securities”);

•

exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, BofA Securities, Inc. and Barclays Capital Inc. have agreed that the lock-up agreement applicable to us does not apply to (A) the sale of the Units in this offering or the issuance by us of any shares of common stock pursuant to the terms of the purchase contracts, (B) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans, (D) the entry into an agreement providing for the issuance by us of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (E) the entry into any agreement providing for the issuance of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with joint ventures, commercial relationships, debt financings, charitable contributions or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to our equity incentive plans or any employee benefit plan assumed in connection with an acquisition; provided that, in the case of clauses (D) and (E), the aggregate number of shares of common stock that we may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) shall not exceed 10% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering; and provided, further, that in the case of clauses (D) and (E), we shall cause each recipient of such securities to execute and deliver a lock-up agreement to BofA Securities, Inc. and Barclays Capital Inc.

In addition, notwithstanding the lock-up agreements applicable to our directors and our executive officers, BofA Securities, Inc. and Barclays Capital Inc. have agreed that, subject to the terms of the lock-up agreements, such directors and executive officers may transfer Lock-up Securities: (i) as a bona fide gift or gifts; (ii) to any trust for the Lock-up Party’s direct or indirect benefit or the Lock-up Party’s immediate family; (iii) as a distribution to the Lock-up Party’s limited partners or stockholders; (iv) to the Lock-up Party’s affiliates or to any investment fund or other entity controlled or managed by the Lock-up Party; (v) by will, other testamentary document or intestate succession to the Lock-up Party’s legal representative, heir, beneficiary or a member of the Lock-up Party’s immediate family; (vi) pursuant to an order of a court or regulatory agency; (vii) to establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for which no public announcement, filing or report is required nor will be voluntarily made for the transfer of shares of common stock; (viii) to us upon a vesting or settlement event of our securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to us necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise); (ix) to us pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares provided that any required public filings or reports will explain the circumstances of such transfer; (x) to us by the Lock-up Party if required by law or a governmental authority, or if the Lock-up Party’s holding of such securities would result in materially adverse compliance or regulatory consequences for the Lock-up Party or any of the Lock-up Party’s affiliates; (xi) in a sale of shares of our common stock by the Lock-up Party, purchased by the Lock-up Party on the open market following this offering; (xii) in connection with the repurchase of common stock us in connection with the termination of the Lock-up Party’s employment with us; or (xiii) in the event of any transfer of the Lock-up Party’s common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a “change of control” of us occurring after the consummation of this offering, that has been approved by our board of directors.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the Units or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Units than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Units described above. The underwriters may close out any covered short position by either exercising their option to purchase additional Units or purchasing Units in the open market. In determining the source of Units to close out the covered short position, the underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase Units through the option granted to them. “Naked”

short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Units or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the Units or shares of our common stock, as applicable, prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Units or shares of our common stock or preventing or retarding a decline in the market price of the Units or shares of our common stock. As a result, the price of the Units and/or shares of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the European Economic Area

The Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus supplement for offers of Units. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Units or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Units or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Units in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Units. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing

Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Units.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Units offered should conduct their own due diligence on the Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any shares of our common stock delivered pursuant to the purchase contracts must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Units or shares of our common stock delivered pursuant to the purchase contracts must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Units pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters related to this offering are being passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Brookdale Senior Living Inc. appearing in Brookdale Senior Living Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including the schedule appearing therein) and the effectiveness of Brookdale Senior Living Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

BROOKDALE SENIOR LIVING INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

and

Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series, secured or unsecured, convertible and senior, subordinated or junior subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, on a continuous or delayed basis. These securities also may be sold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “BKD.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and selling securityholders may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Brookdale,” the “Company,” “we,” “our” and “us” refer to Brookdale Senior Living Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 15, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 2, 2022;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May  6, 2022, August  9, 2022 and November 8, 2022, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on June 21, 2022, August 1, 2022, August 9, 2022, and October 6, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 11, 2005, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Brookdale Senior Living Inc., Attn: Secretary

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(615) 221-2250

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our assumptions or expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the impacts of the COVID-19 pandemic, including the response efforts of federal, state, and local government authorities, businesses, individuals, and us on our business, results of operations, cash flow, revenue, expenses, liquidity, and our strategic initiatives, including plans for future growth, which will depend on many factors, some of which cannot be foreseen, including the duration, severity, and breadth of the pandemic and any resurgence or variants of the disease, the impact of COVID-19 on the nation’s economy and debt and equity markets and the local economies in our markets, the development, availability, utilization, and efficacy of COVID-19 testing, therapeutic agents, and vaccines and the prioritization of such resources among businesses and demographic groups, government financial and regulatory relief efforts that may become available to business and individuals, including our ability to qualify for and satisfy the terms and conditions of financial relief, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet that demand, the impact of COVID-19 on our residents’ and their families’ ability to afford our resident fees, including due to changes in unemployment rates, consumer confidence, housing markets, and equity markets caused by COVID-19, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, the duration and costs of our response efforts, including increased equipment, supplies, labor, litigation, testing, vaccination clinic, health plan, and other expenses, greater use of contract labor and overtime due to COVID-19 and general labor market conditions, the impact of COVID-19 on our ability to complete financings and refinancings of various assets, or other transactions or to generate sufficient cash flow to cover required debt, interest, and lease payments and to satisfy financial and other covenants in our debt and lease documents, increased regulatory requirements, including the costs of unfunded, mandatory testing of residents and associates and provision of test kits to our health plan participants, increased enforcement actions resulting from COVID-19, government action that may limit our collection or discharge efforts for delinquent accounts, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts; events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; the effects of senior housing construction and development, lower industry occupancy (including due to the pandemic), and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where we are concentrated; terminations of our resident agreements and vacancies in the living spaces we lease, including due to the pandemic; failure to maintain the security and functionality of our information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; our ability to complete our capital expenditures in accordance with our plans; our ability to identify and pursue development, investment, and acquisition opportunities and our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and our ability to identify and pursue any such opportunities in the future; risks related to the implementation of our strategy, including initiatives undertaken to execute on our strategic priorities and their effect on our results; limits on our ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; disruptions in the financial markets or decreases in the appraised values or performance of our communities that affect our ability to obtain financing or extend or refinance debt as it matures and our financing costs; our ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund our planned capital projects; the effect of our non-compliance with any of our debt or lease agreements (including the financial covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of our non-compliance with any such agreements and the risk of loss of our property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the effect of our indebtedness and long-term leases on our liquidity and our ability to operate our business; increases in market interest rates that increase the costs of our debt obligations; our ability to obtain additional capital on terms acceptable to us; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates (including due to the pandemic or general labor market conditions), wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us, including putative class action complaints; the cost and difficulty of complying with increasing and evolving regulation; costs to respond to, and adverse determinations resulting from, government reviews, audits and investigations; changes in, or our failure to comply with, employment-related laws and regulations; unanticipated costs to comply with legislative or regulatory developments; the risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact of seasonal contagious illness or an outbreak of COVID-19 or other contagious disease in the markets in which we operate; actions of activist stockholders, including a proxy contest; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including those set forth under “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings, press releases and other communications. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this prospectus. We cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

THE COMPANY

We are the nation’s premier operator of senior living communities, operating and managing 672 communities in 41 states as of September 30, 2022, with the ability to serve more than 60,000 residents. We offer our residents access to a broad continuum of services across the most attractive sectors of the senior living industry. We operate and manage independent living, assisted living, memory care, and continuing care retirement communities (“CCRCs”).

Our goal is to be the first choice in senior living by being the nation’s most trusted and effective senior living provider and employer. Our senior living communities and our comprehensive network help to provide seniors with care and services in an environment that feels like home. Our expertise in healthcare, hospitality, and real estate provides residents with opportunities to improve wellness, pursue passions, and stay connected with friends and loved ones. By providing residents with a range of service options as their needs change, we provide greater continuity of care, enabling seniors to age-in-place, which we believe enables them to maintain residency with us for a longer period of time. The ability of residents to age-in-place is also beneficial to our residents’ families who are concerned with care decisions for their elderly relatives.

Our principal executive offices are located at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 221-2250. Our website address is www.brookdale.com. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of:

•	400,000,000 shares of common stock, par value $0.01 per share; and

•	50,000,000 shares of preferred stock, par value $0.01 per share.

As of November 4, 2022, there were outstanding 186,805,515 shares of common stock (excluding restricted shares and restricted stock units) and no outstanding shares of preferred stock. All of the shares of common stock outstanding on the date of this prospectus are validly issued, fully paid and non-assessable under the Delaware General Corporation Law (the “DGCL”).

Set forth below is a summary description of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive right to vote for the election of directors and for all other purposes. The amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Subject to any preference rights of holders of our preferred stock that the Company may issue in the future, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.

Our common stock is listed and principally traded on the NYSE under the symbol “BKD.” On November 15, 2022, the last reported sale price of our common stock on the NYSE was $4.92 per share. As of November 14, 2022, there were 356 holders of record of our common stock.

Preferred Stock

The board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution or convertible into, or exchangeable for, shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without approval by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. For our preferred stock, the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the DGCL, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Composition of the Board of Directors; Election and Removal of Directors

Our board of directors may consist of not less than three nor more than nine directors. In an uncontested election, directors are elected by a majority of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. In a contested election, a plurality voting standard applies to director elections. Since the 2021 annual meeting of stockholders, all directors have been and will be elected for a one-year term expiring at the next annual meeting of stockholders. There is no cumulative voting in the election of directors.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may make a change in control of the Company more difficult to effect.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our stockholders are specifically denied the ability to call a special meeting of the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws also do not provide for the right of stockholders to act by written consent without a meeting.

Our amended and restated bylaws require that advance notice must be provided by our stockholders to nominate persons for election to our board of directors as well as to propose actions to be taken at an annual meeting.

The amendment of any of the provisions in our amended and restated certificate of incorporation requires approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws may be amended by the affirmative vote of at least a majority of the whole board of directors or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding voting stock.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation allows us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Our amended and restated bylaws allows us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action, suit or proceeding, and permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under our amended and restated certificate of incorporation.

We have entered into indemnification agreements with our directors and executive officers. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against the directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The telephone number of American Stock Transfer & Trust Company, LLC is (718) 921-8124.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	applicable subordination provisions, if any;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts entitling and/or obligating holders to purchase from us and requiring us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above.

The description in an accompanying prospectus supplement of any purchase contract we offer will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. For more information on how you can obtain copies of any purchase contract we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in an accompanying prospectus supplement of any purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the purchase units and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase units. Alternatively, purchase units may require holders to satisfy their obligations thereunder when the purchase units are issued. For more information on how you can obtain copies of any purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or the selling securityholders may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	an exchange distribution in accordance with the rules of the applicable exchange; or

•	a combination of any such methods of sale.

We or the selling securityholders may also enter into hedging transactions. For example, we or the selling securityholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling securityholders to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us or the selling securityholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us, the selling securityholders or others to settle such sales and may use securities received from us or the selling securityholders to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling securityholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we or the selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling securityholders under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling securityholders may sell the offered securities to dealers as principals. We or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the selling securityholders at the time of resale. Dealers engaged by us or the selling securityholders may allow other dealers to participate in resales.

Direct Sales

We or the selling securityholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We or the selling securityholders may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We or the selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling securityholders will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling securityholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling securityholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any preferred stock or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, preferred stock, debt securities or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Brookdale Senior Living Inc. appearing in Brookdale Senior Living Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including the schedule appearing therein) and the effectiveness of Brookdale Senior Living Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2,500,000 Units

Brookdale Senior Living Inc.

% Tangible Equity Units

Prospectus Supplement

November    , 2022

Joint Book-Running Managers

BofA Securities	Barclays

The date of this prospectus supplement is November    , 2022